                         Filed with the Securities and Exchange Commission on April 26, 2002

                                            Registration No. 333-00995
===================================================================================================================
                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                          Post-Effective Amendment No. 6
                                                    On Form S-2

                             Registration Statement Under The Securities Act of 1933*

                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                         -------------------------------------------
                                   (Exact name of registrant as specified in its charter)

                                                         CONNECTICUT
                                                         -----------
                               (State or other jurisdiction of incorporation or organization)

                                                             63
                                                             --
                                  (Primary Standard Industrial Classification Code Number)

                                                         06-1241288
                                                         ----------
                                            (I.R.S. Employer Identification No.)

                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                          KATHLEEN A. CHAPMAN, CORPORATE SECRETARY
                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
            (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                          Copy To:
                                             SCOTT K. RICHARDSON, ESQ.
                                                  SENIOR COUNSEL
                          One Corporate Drive, Shelton, Connecticut 06484 (203) 925-3830
                          --------------------------------------------------------------

                         Approximate date of commencement of proposed sale to the public:
            May 1, 2002 or as soon as practical after the effective date of this Registration Statement

If any of the  securities  being  registered  on this form are to be  offered  on a  delayed  or  continuous  basis pursuant to Rule 415 under the Securities Act of 1933 check the following:  X .
                                                                           --

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following:  ___.

                                          Calculation of Registration Fee
===================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                         $                     $
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by earlier registration statements, including Registration
File Numbers 33-44202, 33-72968, 33-89564, 33-47754 and 33-89678.
-------------------------------------------------------------------------------------------------------------------
**The proposed  aggregate  offering price is estimated solely for determining the  registration  fee. The amount to be registered and the proposed  maximum  offering price per unit are not applicable  since these securities are not issued in predetermined amounts or units.
Asap

ASAP S2
                                   CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501
                                   ----------------------------------------------------------

         S-2 Item No.                                                                            Prospectus Heading
         ------------                                                                            ------------------

1.       Forepart of the Registration Statement and                             Facing Page, Cross Reference Sheet,
         Outside Front Cover Page of Prospectus                                            Outside Front Cover Page

2.       Inside Front Cover and Outside Back Cover of Prospectus                             Available Information,
                                                                             Incorporation of Certain Documents by
                                                        Reference, How Will I Receive Statements, Table of Contents

3.       Summary Information, Risk Factors and Ratio of Earnings              Investment Options, Fees and Charges,
                                                                                        Managing Your Account Value

4.       Use of Proceeds                                    Managing Your Account Value, What are Separate Accounts

5.       Determination of the Offering Price                          Fees and Charges, Managing Your Account Value

6.       Dilution                                                                                    Not applicable

7.       Selling Security Holders                                                                    Not applicable

8.       Plan of Distribution                                 Who Distributes Annuities Offered by American Skandia

9.       Description of Securities to be Registered                    Investment Options, Purchasing Your Annuity,
                                                               Valuing Your Investment, What are Separate Accounts,
                                                                                      Rights, Benefits and Services

10.      Interests of named Expert and Counsel                                                       Not Applicable

11.      Information with Respect to the Registrant                                        Who Is American Skandia?

12.      Incorporation of Certain Documents by Reference            Incorporation of Certain Documents by Reference

13.      Disclosure of Commission Position on Indemnification for                                   Indemnification
         Securities Act Liabilities

                                                                                                    Part II Heading
                                                                                                    ---------------

14.      Other Expenses of Issuance                                                      Other Expenses of Issuance
         and Distribution                                                                          and Distribution

15.      Indemnification of Directors and Officers                        Indemnification of Directors and Officers

16.      Exhibits                                                                                         Exhibits

17.      Undertakings                                                                                  Undertakings

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This  Prospectus  describes  American  Skandia Advisor PlanSM NY, a flexible  premium  deferred  annuity (the "Annuity")  offered by
American Skandia Life Assurance  Corporation  ("American  Skandia",  "we", "our" or "us") to residents of the State of New York. The
Annuity was previously  offered in other states.  The Annuity may be offered as an individual  annuity contract or as an interest in a group annuity.  This Prospectus  describes the important  features of the Annuity and what you should  consider before  purchasing the  Annuity.  We have also filed a Statement of  Additional  Information  that is  available  from us,  without  charge,  upon your request.  The contents of the  Statement of Additional  Information  are described on page 55. This  Prospectus  also  describes two annuity  contracts we no longer offer, but for which we continue to accept Purchase  Payments (see "Appendix C - Prior  Contracts").
Various rights and benefits may differ between states to meet applicable  laws and/or  regulations.  In particular,  please refer to
Appendix D for a description  of certain  provisions  that apply to Annuities sold to other than New York  residents.  Certain terms are  capitalized  in this  Prospectus.  Those terms are either  defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.
------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
ASAP-PROS- (05/2002)

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your  Account  Value is  allocated  to one or more  investment  options.  The  variable  investment  options,  each a Class 1
       Sub-account  of  American  Skandia  Life  Assurance  Corporation  Variable  Account B,  invest in an  underlying  mutual fund portfolio.  Currently,  portfolios  of the following  underlying  mutual funds are being  offered:  American  Skandia  Trust,
       Montgomery  Variable Series,  Wells Fargo Variable Trust,  Rydex Variable Trust,  INVESCO Variable  Investment  Funds,  Inc.,
       Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This  Annuity  offers a death  benefit  that steps up on each 5th  anniversary  of the issue date until age 85. On or after age 85, the death benefit is equal to the Account Value without application of any market value adjustment.
|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are  tax-free.  You may make  twenty  transfers  each year free of charge.  We also offer several  programs  that enable you to manage your Account  Value as your  financial  needs and  investment  performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial purchase payment of $10,000 (for non-qualified  contracts) or $2,000 (for qualified  contracts).  We may allow you to make a lower initial purchase payment  provided you establish a bank drafting program under which purchase  payments  received in the first
Annuity Year total at least $10,000 or $2,000 as  applicable.  There is no age  restriction  to purchase the Annuity.  However,  the
Death Benefit provides greater protection for persons under age 85.

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on a day more than 30 days prior to the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity include the Contingent  Deferred Sales Charge,  Annual  Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable  investment options is the Insurance Charge,  which is the combination of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund  portfolio  assesses a charge for investment management,  other expenses and with some mutual funds, a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed  information  about the expenses for the  underlying  mutual  funds.  In certain  states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        Amount Deducted/
------------------------------                       Description Of Charge                                    When Deducted
         Fee/Expense
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                Yr. 1    Yr. 2   Yr. 3    Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8+
                                                                                                            Upon Surrender or
Contingent Deferred Sales                                                                                  Partial Withdrawal
Charge

------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                 7.5%     6.5%    5.5%    4.5%     3.5%    2.5%    1.5%    0.0%

------------------------------- -------- ------- ------- -------- ------- ------- ------- -------
------------------------------- -----------------------------------------------------------------
                                     The charge is a percentage of each applicable purchase
                                  payment. The period is measured from the date each purchase payment is allocated.
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                      Annually on the Annuity's
                                                                                                   anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST Janus Overseas Growth                           1.00%          0.22%          0.02%         1.24%          N/A         1.24%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Janus Mid-Cap Growth                            1.00%          0.26%          0.08%         1.34%          N/A         1.34%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST JanCap Growth                                   0.90%          0.14%          0.03%         1.07%         0.03%        1.04%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Equity Income                           0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A         1.67%         N/A          1.67%

Wells Fargo Variable Trust:
  Equity Value                                        0.55%          0.36%          0.25%         1.16%         0.16%        1.00%
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

Rydex Variable Trust:
  Nova                                                0.75%         0.70%            N/A          1.45%          N/A         1.45%
  Ursa                                                0.75%         0.70%            N/A          1.45%          N/A         1.45%
  OTC                                                 0.90%         0.99%            N/A          1.89%          N/A         1.89%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                       0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the  Insurance  Charge,  Contingent  Deferred  Sales
Charges (when  applicable),  the Annual  Maintenance Fee (when  applicable) and the charges  deducted by the underlying  Portfolios.
The Securities and Exchange Commission ("SEC") requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no  transfers,  withdrawals,  surrender or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge  applies;  and (g) the expenses for the  underlying  Portfolios  reflect the  continued  waiver of fees or  reimbursement  of expenses throughout each period shown (refer to the "Net Annual Portfolio Operating  Expenses," in the section entitled  "Underlying
Mutual Fund Portfolio Annual Expenses").  Amounts shown in the examples are rounded to the nearest dollar.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

-----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                  (amounts shown are rounded to the nearest dollar)
-----------------------------------------------------------------------------------------------------------------------------------------

                                       ---------------------------------------------- ------- -----------------------------------------
                                       If you  surrender  your Annuity at the end of           If you do not  surrender  your  Annuity
                                       the  applicable  time  period,  you would pay           at  the  end  of  the  applicable  time
                                       the   following    expenses   on   a   $1,000           period   or   begin   taking    annuity
                                       investment,  assuming  5%  annual  return  on           payments  at such  time,  you would pay
                                       assets:                                                 the  following  expenses  on  a  $1,000
                                                                                               investment,  assuming 5% annual  return
                                                                                               on assets:
                                       ---------------------------------------------- ------- -----------------------------------------

After:                                                                                 After:
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Strong International Equity                102        137       174        294               27         82        139        294
AST Janus Overseas Growth                      103        140       179        304               28         85        144        304
AST American Century International Growth      103        141       181        308               28         86        146        308
AST DeAM International Equity                  102        137       175        297               27         82        140        297
AST MFS Global Equity                          104        144       187        319               29         89        152        319
AST PBHG Small-Cap Growth                      102        137       175        297               27         82        140        297
AST DeAM Small-Cap Growth                      102        137       175        297               27         82        140        297
AST Federated Aggressive Growth                104        143       184        314               29         88        149        314
AST Goldman Sachs Small-Cap Value              102        138       176        298               27         83        141        298
AST Gabelli Small-Cap Value                    101        134       170        287               26         79        135        287
AST DeAM Small-Cap Value                       101        134       169        284               26         79        134        284
AST Janus Mid-Cap Growth                       104        143       184        314               29         88        149        314
AST Neuberger Berman Mid-Cap Growth            101        136       173        292               26         81        138        292
AST Neuberger Berman Mid-Cap Value             102        139       178        301               27         84        143        301
AST Alger All-Cap Growth                       102        138       177        300               27         83        142        300
AST Gabelli All-Cap Value                      102        138       177        300               27         83        142        300
AST T. Rowe Price Natural Resources            101        135       172        290               26         80        137        290
AST Alliance Growth                            101        136       173        293               26         81        138        293
AST MFS Growth                                 101        135       172        290               26         80        137        290
AST Marsico Capital Growth                     101        134       170        287               26         79        135        287
AST JanCap Growth                              101        134       169        284               26         79        134        284
AST DeAM Large-Cap Growth                      100        132       166        278               25         77        131        278
AST DeAM Large-Cap Value                       100        132       166        278               25         77        131        278
AST Alliance/Bernstein Growth + Value          104        143       184        314               29         88        149        314
AST Sanford Bernstein Core Value               102        137       174        294               27         82        139        294
AST Cohen & Steers Realty                      102        138       177        300               27         83        142        300
AST Sanford Bernstein Managed Index 500         98        125       155        257               23         70        120        257
AST American Century Income & Growth            99        130       163        273               24         75        128        273
AST Alliance Growth and Income                  99        130       163        273               24         75        128        273
AST MFS Growth with Income                     101        135       172        290               26         80        137        290
AST INVESCO Equity Income                       99        129       162        270               24         74        127        270
AST DeAM Global Allocation                      93        110       129        204               18         55         94        204
AST American Century Strategic Balanced        101        134       170        287               26         79        135        287
AST T. Rowe Price Asset Allocation             101        135       172        290               26         80        137        290
AST T. Rowe Price Global Bond                  101        134       170        287               26         79        135        287
AST Federated High Yield                       100        131       164        275               25         76        129        275
AST Lord Abbett Bond-Debenture                 101        135       172        290               26         80        137        290
AST DeAM Bond                                   99        129       162        271               24         74        127        271
AST PIMCO Total Return Bond                     98        126       156        258               23         71        121        258
AST PIMCO Limited Maturity Bond                 98        127       158        262               23         72        123        262
AST Money Market                                96        119       145        237               21         64        110        237

MV Emerging Markets                            107        152       200        345               32         97        165        345

WFVT Equity Value                              100        132       167        280               25         77        132        280
WFVT Equity Income                             100        132       167        280               25         77        132        280

-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

After:                                                                                 After:
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Rydex Nova                                     105        146       189        324               30         91        154        324
Rydex Ursa                                     105        146       189        324               30         91        154        324
Rydex OTC                                      109        159       211        365               34         104       176        365

INVESCO VIF Dynamics                           101        134       170        287               26         79        135        287
INVESCO VIF Technology                         101        134       170        287               26         79        135        287
INVESCO VIF Health Sciences                    101        134       170        287               26         79        135        287
INVESCO VIF Financial Services                 101        134       170        287               26         79        135        287
INVESCO VIF Telecommunications                 101        135       171        288               26         80        136        288

Evergreen VA Global Leaders                    100        132       167        280               25         77        132        280
Evergreen VA Special Equity                    100        133       168        283               25         78        133        283
Evergreen VA Omega                              97        123       152        250               22         68        117        250

ProFund VP Europe 30                           109        159       211        365               34         104       176        365
ProFund VP Asia 30                             110        161       214        370               35         106       179        370
ProFund VP Japan                               110        161       214        370               35         106       179        370
ProFund VP Banks                               110        161       214        372               35         106       179        372
ProFund VP Basic Materials                     110        161       214        372               35         106       179        372
ProFund VP Biotechnology                       110        162       216        375               35         107       181        375
ProFund VP Consumer Cyclical                   110        161       214        372               35         106       179        372
ProFund VP Consumer Non-Cyclical               110        161       214        372               35         106       179        372
ProFund VP Energy                              110        162       216        375               35         107       181        375
ProFund VP Financial                           110        162       216        375               35         107       181        375
ProFund VP Healthcare                          110        162       216        375               35         107       181        375
ProFund VP Industrial                          110        161       214        372               35         106       179        372
ProFund VP Internet                            110        161       214        372               35         106       179        372
ProFund VP Pharmaceuticals                     110        161       214        372               35         106       179        372
ProFund VP Precious Metals                     110        161       214        372               35         106       179        372
ProFund VP Real Estate                         110        162       216        375               35         107       181        375
ProFund VP Semiconductor                       110        161       214        372               35         106       179        372
ProFund VP Technology                          110        162       216        375               35         107       181        375
ProFund VP Telecommunications                  110        162       216        375               35         107       181        375
ProFund VP Utilities                           110        162       216        375               35         107       181        375
ProFund VP Bull                                110        162       216        375               35         107       181        375
ProFund VP Bear                                109        159       211        365               34         104       176        365
ProFund VP Bull Plus                           110        161       214        370               35         106       179        370
ProFund VP OTC                                 109        159       211        367               34         104       176        367
ProFund VP Short OTC                           110        161       214        371               35         106       179        371
ProFund VP UltraOTC                            110        161       214        371               35         106       179        371
ProFund VP Mid-Cap Value                       110        161       214        372               35         106       179        372
ProFund VP Mid-Cap Growth                      110        161       214        372               35         106       179        372
ProFund VP UltraMid-Cap                        110        162       216        375               35         107       181        375
ProFund VP Small-Cap Value                     110        162       216        375               35         107       181        375
ProFund VP Small-Cap Growth                    110        162       216        375               35         107       181        375
ProFund VP UltraSmall-Cap                      110        162       216        375               35         107       181        375
ProFund VP U.S. Government Plus                107        153       201        347               32         98        166        347
ProFund VP Rising Rates Opportunity            110        161       214        371               35         106       179        371

First Trust(R)10 Uncommon Values               104        143       185        317               29         88        150        317

SP Jennison International Growth               107        152       199        343               32         97        164        343
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment  option is a Class 1 Sub-account of American  Skandia Life Assurance  Corporation  Variable Account B (see
"What are Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully  read the  prospectus  for any  Portfolio  in  which  you are  interested.  The  following  chart  classifies  each of the
Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart  also  provides a description of each Portfolio's  investment  objective (in italics) and a short, summary description of their key policies to assist you in determining  which  Portfolios  may be of interest to you. There is no guarantee that any underlying  Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-752-6342.

========================================================================================================================================
Effective March 1, 2000, the AST Janus Overseas  Growth  portfolio is no longer offered as a Sub-account  under the Annuity,  except as noted below.  Owners of Annuities  issued on or before  February 29, 2000 with Account Value allocated to the AST Janus Overseas Growth
Sub-account  may continue to allocate  Account Value and make transfers into the AST Janus Overseas Growth  Sub-account,  including any bank drafting,  dollar cost averaging,  asset allocation and rebalancing programs. Owners of Annuities issued on or after March 1, 2000 will not be allowed to allocate Account Value to the AST Janus Overseas Growth Sub-account.

The Portfolios may be offered as a Sub-account at some future date;  however, at the present time, American Skandia has no intention to do so.
========================================================================================================================================

====================================================================================================================================
Effective  March 16, 2001,  the Nova,  Ursa and OTC  portfolios of Rydex  Variable  Trust will no longer be offered as  Sub-accounts under the  Annuity.  Owners of  Annuities  issued on or after March 16, 2001 will not be allowed to  allocate  Account  Value to the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of Annuities issued before March 16, 2001, and/or their authorized  investment  professionals,  will no longer be able to allocate additional Account Value or make transfers into the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Annuity Owners and/or their  authorized  investment  professionals  who elect to transfer  Account Value out of the Rydex  Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting,  dollar cost averaging,  asset allocation and rebalancing  programs that were effective  before  March 16, 2001 and  included  one or more of the Rydex  Sub-accounts  will be allowed to  continue.  However,  no changes involving the Rydex Sub-accounts may be made to such programs.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital      Strong Capital
                    growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on     Management, Inc.
                    companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation, management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Janus  Overseas  Growth:  seeks  long-term  growth of capital.  The  Portfolio  pursues its      Janus Capital
                    objective  primarily  through  investments in equity  securities of issuers located outside the
                    United States.  The Portfolio  normally  invests at least 80% of its total assets in securities of issuers from at least five different  countries,  excluding the United States. The Portfolio
      EQUITY        invests primarily in companies  selected for their growth  potential.  Securities are generally       Corporation
                    selected  without  regard to any defined  allocation  among  countries,  geographic  regions or industry sectors, or other similar selection procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to     American Century
                    achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue        Investment
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment     Management, Inc.
                    selections,  including the prospects for relative  economic  growth among countries or regions, economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital  growth.  Under normal market  conditions,  the Portfolio invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as
                    preferred stock,  convertible  securities and depositary receipts,  of U.S. and foreign issuers      Massachusetts
  GLOBAL EQUITY     (including  issuers  in  developing  countries).  The  Portfolio  generally  seeks to  purchase    Financial Services
                    securities of companies with relatively large market capitalizations  relative to the market in         Company
                    which they are traded.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of      Deutsche Asset
                    investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity     Management, Inc.
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment   Federated Investment
                    objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Counseling/Federated
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's    Global Investment
                    strategies with respect to security analysis,  market  capitalization and sector allocation are     Management Corp.
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized,
 SMALL CAP VALUE    based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at   Goldman Sachs Asset
                    least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,        Management
                    less well-known  companies (with market  capitalizations of less than $4 billion at the time of investment).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily          GAMCO
                    in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to
                    investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not     Investors, Inc.
                    appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues      Deutsche Asset
                    its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which     Management, Inc
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST  Janus  Mid-Cap  Growth:   seeks  long-term  capital  growth.  The  Portfolio  pursues  its      Janus Capital
                    investment  objective,  by investing  primarily in equity securities  selected for their growth potential,  and normally invests at least 80% of its net assets in medium-sized companies.  For purposes  of the  Portfolio,  medium-sized  companies  are those whose  market  capitalizations
                    (measured  at the time of  investment)  fall within the range of  companies  in the  Standard &       Corporation
                    Poor's MidCap 400 Index. The Sub-advisor seeks to identify  individual  companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap
                    companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that     Neuberger Berman
  MID-CAP GROWTH    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered        Management
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of       Incorporated
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the     Neuberger Berman
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented       Incorporated
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in        Fred Alger
                    equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on     Management, Inc.
                    the Sub-advisor's assessment of particular companies and market conditions.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and
                    related securities,  such as preferred stocks,  convertible securities and depositary receipts,      Massachusetts
 LARGE CAP GROWTH   of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment     Marsico Capital
                    objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis
                    with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and     Management, LLC
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor then looks for individual  companies with earnings growth  potential that may not be recognized by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST JanCap Growth:  seeks growth of capital in a manner  consistent  with the  preservation  of      Janus Capital
                    capital.  Realization of income is not a significant  investment  consideration  and any income realized on the  Portfolio's  investments,  therefore,  will be incidental  to the  Portfolio's
                    objective.   The  Portfolio  will  pursue  its  objective  by  investing  primarily  in  equity
                    securities of companies that the Sub-advisor  believes are  experiencing  favorable  demand for       Corporation
                    their  products and  services,  and which  operate in a favorable  competitive  and  regulatory environment.  The  Sub-advisor  seeks to identify  individual  companies  with earnings  growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the      Deutsche Asset
                    growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of     Alliance Capital
                    its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the     Management, L.P.
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in   Sanford C. Bernstein
                    common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even        & Co., LLC
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The Portfolio  pursues its  investment  objective by seeking,  with  approximately
                    equal emphasis,  capital growth and current income. Under normal  circumstances,  the Portfolio      Cohen & Steers
   REAL ESTATE      will invest  substantially all of its assets in the equity securities of real estate companies,   Capital Management,
      (REIT)        i.e., a company that derives at least 50% of its  revenues  from the  ownership,  construction,           Inc.
                    financing,  management  or sale of real  estate or that has at least 50% of its  assets in real estate. Real estate companies may include real estate investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MANAGED INDEX     AST  Sanford  Bernstein  Managed  Index  500:  seeks to  outperform  the  Standard & Poor's 500   Sanford C. Bernstein
                    Composite  Stock Price Index (the "S&P 500(R)")  through stock  selection  resulting in different weightings of common stocks relative to the index.  The Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking to outperform  the S&P 500, the
                    Sub-advisor  starts with a portfolio of stocks  representative of the holdings of the index. It then uses a set of fundamental  quantitative  criteria that are designed to indicate  whether a
                    particular  stock will  predictably  perform  better or worse than the S&P 500.  Based on these        & Co., LLC
                    criteria, the Sub-advisor determines whether the Portfolio should over-weight,  under-weight or hold a neutral  position in the stock  relative to the proportion of the S&P 500 that the stock represents.  In addition,  the  Sub-advisor  also may determine that based on the  quantitative criteria,  certain equity securities that are not included in the S&P 500 should be held by the
                    Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      GROWTH        AST American  Century Income & Growth:  seeks capital growth with current income as a secondary     American Century
                    objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO  Equity  Income:  seeks capital  growth and current  income while  following  sound   INVESCO Funds Group,
                    investment  practices.  The Portfolio seeks to achieve its objective by investing in securities that are expected to produce  relatively high levels of income and consistent,  stable returns.
                    The  Portfolio  normally will invest at least 65% of its assets in  dividend-paying  common and           Inc.
                    preferred  stocks of domestic and foreign issuers.  Up to 30% of the Portfolio's  assets may be invested in equity securities that do not pay regular dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may
                    diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").      Deutsche Asset
     BALANCED       The Portfolio seeks to achieve its investment objective by investing in different  combinations     Management, Inc.
                    of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily      T. Rowe Price
                    in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     Associates, Inc.
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by      T. Rowe Price
                    investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates
                    appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes   International, Inc.
                    that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease   Federated Investment
 HIGH YIELD BOND    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated        Counseling
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total return.  The Portfolio  pursues its objective by normally investing in high yield and  investment  grade debt  securities,  securities  convertible  into common stock and preferred stocks. Under normal  circumstances,  the Portfolio invests at least
                    65% of its total assets in fixed income  securities  of various  types.  The Portfolio may find good value in high yield securities,  sometimes called "lower-rated bonds" or "junk bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of    Pacific Investment
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the    Management Company
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Pacific Investment
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Management Company
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The      Wells Capital
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective     Management, Inc.
                    maturities of not more than 397 days.
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 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under     Montgomery Asset
                    normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are
                    maintained  in at least six  countries at all times and no more than 35% of total assets in any     Management, LLC
                    single one of them.
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                    ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   WFVT Equity Value:  seeks long-term capital  appreciation.  The Portfolio pursues its objective    Wells Fargo Funds
                    by investing in a  diversified  portfolio  composed  primarily of equity  securities  that have positive  appreciation  potential  and trade at low  valuation,  as measured  against the stock market as a whole or against the  individual  stock's own price  history.  Under normal  market conditions,  the  Portfolio  invests  primarily  in common  stocks  of large,  well-established
                    companies  with  market  capitalization  exceeding  $3  billion  or more and up to 25% of total     Management, LLC
                    assets in foreign  companies  through  ADRs and similar  investments.  The  Portfolio  may also invest in debt  instruments  that may be  converted  into the  common  stocks of both U.S.  and foreign companies.
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  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.    Wells Fargo Funds
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least     Management, LLC
                    80% of its total assets in income producing  equity  securities and in issues of companies with market capitalizations of $3 billion or more.
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                    ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable  Trust - Nova:  seeks to provide  investment  returns that are 150% of the daily  Rydex Global Advisers price movement of the S&P 500 Composite Stock Price Index by investing to a significant  extent in futures  contracts and options on securities,  futures  contracts and stock indexes.  If the
     TACTICAL       Portfolio  meets its  objective  the value of its shares  will tend to  increase by 150% of the  (f/k/a PADCO Advisors
   ALLOCA-TION      daily  value of any  increase  in the S&P 500  Index.  However,  when the  value of the S&P 500        II, Inc.)
                    Index declines,  the value of its shares should also decrease by 150% of the daily value of any decrease in the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate  Rydex Global Advisers
                    (e.g.  be the  opposite)  to the  performance  of the S&P 500  Composite  Stock  Price Index by
                    investing to a  significant  extent in futures  contracts  and options on  securities,  futures contracts  and stock  indexes.  The  Portfolio  will  generally  not  invest in the  securities
     TACTICAL       included in the S&P 500 Index.  If the  Portfolio  meets its  objective the value of its shares  (f/k/a PADCO Advisors
   ALLOCA-TION      will tend to  increase  when the value of the S&P 500 Index is  decreasing.  However,  when the        II, Inc.)
                    value of the S&P 500  Index is  increasing,  the  value of its  shares  should  decrease  by an inversely proportional amount.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable Trust - OTC: seeks to provide  investment results that correspond to a benchmark  Rydex Global Advisers for over-the-counter  securities,  currently the NASDAQ 100 Index(TM), by investing principally in the  securities  of companies  included in that Index.  The  Portfolio may also invest in other instruments  whose  performance is expected to correspond to that of the Index,  and may engage
     TACTICAL       in futures and options  transactions.  If the  Portfolio  meets its  objective the value of its  (f/k/a PADCO Advisors
   ALLOCA-TION      shares will tend to increase by the amount of the  increase in the NASDAQ 100 Index(TM).  However,        II, Inc.)
                    when the value of the NASDAQ 100 Index(TM)declines,  the value of its shares should also decrease by the amount of the decrease in the value of the Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio   INVESCO Funds Group,
                    normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of
                    established  companies  that are leaders in attractive  growth markets with a history of strong           Inc.
                    returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio   INVESCO Funds Group,
                    normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,           Inc.
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts           Inc.
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and
                    government-sponsored  agencies) and suppliers to financial services  companies.  The investment           Inc.
                    advisor seeks  companies which it believes can grow their revenues and earnings in a variety of interest  rate  environments  - although  securities  prices of  financial  services  companies generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite           Inc.
                    communications,  television and movie programming,  broadcasting and Internet access. Normally, the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the   Evergreen Investment
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Management Company,
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative           LLC
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital growth.  The Portfolio  strives to provide a return   Evergreen Investment
                    greater  than  broad  stock  market  indices  such  as the  Russell  2000  Index  by  investing principally  in a diversified  portfolio of common stocks of U.S.  companies.  The  Portfolio's
                    investment  adviser  principally  chooses  companies which it expects will experience growth in   Management Company,
                    earnings and price, and which have small market  capitalizations  (i.e.  companies whose market           LLC
                    capitalizations  fall  within  the  range  tracked  by the  Russell  2000  Index at the time of purchase).  The Portfolio may purchase stocks in initial public offerings (IPOs).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common   Evergreen Investment
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market
                    conditions,  business  developments  and  economic  trends.  During  this review  process,  the   Management Company,
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than           LLC
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
                    that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------------------------------------------------------------------------------------------------------------------------

The First Trust(R)10 Uncommon  Values  Portfolio of the First Defined  Portfolio  Fund LLC invests in the  securities of a relatively few number of issuers.  Since the assets of the  Portfolio are invested in a limited  number of issuers,  the net asset value of the
Portfolio may be more  susceptible  to a single  adverse  economic,  political or regulatory  occurrence.  The Portfolio may also be subject to  additional  market risk due to its policy of  investing  based on an  investment  strategy and  generally  not buying or selling  securities in response to market  fluctuations.  The Portfolio's  relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The   First Trust Advisors
                    Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
      BLEND         greatest  potential for capital  appreciation  during the next year. The stocks included in the           L.P.
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                    Lehman Brothers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      INTER-        The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide        Prudential
                    long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large
                    and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at     Investments LLC/
 NATIONAL EQUITY    least 65% of its total  assets in common  stock of foreign  companies  operating or based in at   Jennison Associates
                    least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose           LLC
                    earnings are growing at a faster rate than other companies and that have  above-average  actual and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational characteristics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the date we receive a Purchase
Payment as Year 1. The amount of the CDSC  applicable  to each  Purchase  Payment  decreases  over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.5    6.5    5.5    4.5    3.5   2.5    1.5     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Each Purchase  Payment has its own CDSC period.  When you make a  withdrawal,  we assume that the oldest  Purchase  Payment is being withdrawn  first so that the lowest CDSC is deducted  from the amount  withdrawn.  After seven (7) complete  years from the date you make a Purchase Payment,  no CDSC will be assessed if you withdraw or surrender that Purchase Payment.  Under certain  circumstances you can  withdraw a limited  amount of Account  Value  without  paying a CDSC.  This is  referred  to as a "Free  Withdrawal."  Free
Withdrawals  are not treated as a withdrawal of Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or  surrender.  Withdrawals  of amounts  greater than the maximum  Free  Withdrawal  amount are treated as a withdrawal  of Purchase
Payments and will be assessed a CDSC.  For purposes of  calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase
Payments being  withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision or if your Account  Value has declined in value due to negative market performance.

We may waive the CDSC when taking a Minimum  Distribution  from an Annuity purchased as a "qualified"  investment.  Free Withdrawals and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge
To the extent  permitted  by law, we do not apply the CDSC  provision on Annuities  owned by: (a) any parent  company,  affiliate or subsidiary  of  ours;  (b) an  officer,  director,  employee,  retiree,  sales  representative,  or in  the  case  of an  affiliated broker-dealer,  registered  representative of such company; (c) a director,  officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services  provider that is providing  investment  management,  advisory,  transfer  agency,  custodianship,  auditing,  legal and/or administrative  services  to an  underlying  mutual  fund or any  affiliate  of such firm;  (e) a  director,  officer,  employee  or registered  representative  of a broker-dealer  or insurance  agency that has a then current  selling  agreement with us and/or with
American Skandia Marketing,  Incorporated;  (f) a director,  officer, employee or authorized representative of any firm providing us or our affiliates with regular legal,  actuarial,  auditing,  underwriting,  claims,  administrative,  computer support,  marketing, office or other  services;  (g) the then current spouse of any such person noted in (b) through (f),  above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) the  child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $30.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the  insurance  benefits  under the Annuity,  including  the  Annuity's  death  benefit that  provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total Insurance Charge that is deducted as an  Administration  Charge.  However,  any increase will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $10,000.  The minimum initial Purchase Payment for annuities  designed to qualify for special tax treatment under the Code is $2,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase Payment provided that, within the first
Annuity  Year,  you make at least  $10,000 (for  non-qualified  contracts) or $2,000 (for  qualified  contracts)  in total  Purchase
Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions:  There is no age restriction to purchase the Annuity.  However,  the Death Benefit provides greater protection for persons  under age 85. You should  consider  your need to access your Account  Value and whether the  Annuity's  liquidity  features will satisfy that need.  If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Owner or Annuitant who does not meet our current underwriting guidelines;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time  known as a right to  cancel  period.  This is often  referred  to as a  "free-look."  The right to cancel  period is twenty-one  (21) days,  measured  from the time that you  received  your  Annuity.  If you are  exercising  your right to return the
Annuity,  notice by mail is effective on being  postmarked,  properly  addressed and postage  prepaid.  If you return the Annuity to the agent, other than by mail, the effective date of the right to cancel will be the date the Annuity is received by the agent.

If you exercise your right to return your Annuity, we will calculate the amount to be refunded to you as follows:

For amounts allocated to the Variable Investment  Options,  we will refund your Account Value plus any fees or charges deducted,  as
---------------------------------------------------------
of the date the cancellation request is either postmarked or returned to the agent.

For amounts allocated to the Fixed Investment Options, we will refund the greater of:
-----------------------------------------------------
|X|      the Purchase Payment, less any withdrawals; or
|X|      the current Account Value plus any fees or charges deducted,  as of the date the cancellation  request is either postmarked or returned to the agent.

The amount refunded may be higher or lower than your original Purchase Payment and you bear the investment risk during this period.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will  equal at least  $10,000 or $2,000  (as  applicable)  during the first 12 months of your
Annuity.  We may suspend or cancel bank drafting  privileges if sufficient  funds are not available  from the  applicable  financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable  investment  options and the periodic  Purchase  Payments  received in the first year total at least  $10,000 or $2,000 (as applicable).

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation instructions.

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time)
to be processed on the current  Valuation Day. The "cut-off" time for such financial  transactions  involving a Rydex or ProFunds VP
Sub-account  will be  extended  to1/2hour prior to any  announced  closing  (generally,  3:30 p.m.  Eastern  time) for  transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes.  We offer a program  for  investors  who wish to invest in the  variable  investment  options  but also wish to  protect  their principal,  at least as of a  specific  date in the  future.  You may not want to use this  program  if you  expect to begin  taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust  the value of your  investment  based on a formula,  called a "Market  Value  Adjustment"  or "MVA".  The Market  Value
Adjustment  formula  compares the interest  rates credited for Fixed  Allocations at the time you invested,  to interest rates being credited  when you make a transfer or  withdrawal.  The amount of any Market Value  Adjustment  can be either  positive or negative, depending on the rates that are currently  being  credited on Fixed  Allocations.  In certain  states the amount of any Market Value
Adjustment  may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value
Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                        [(1+I) / (1+J)]N/12

                                                               where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities at the time of the  withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the  remaining  number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

No MVA applies in  determining a Fixed  Allocation's  Account Value for the 30 days prior to the Maturity  Date. If the  transfer or  withdrawal  does not occur on the yearly or monthly  anniversary  of the  beginning  of the Fixed
Allocation, the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                      MVA Factor = [(1+I)/(I+J]N/12 = [1.05/1.035]2 = 1.029196
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,571.15.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                     MVA Factor = [(1+I)/(1+J]N/12 = [1.05/1.060)]2 = 0.981221
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,794.30.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed  Allocation's  Account Value to another  Fixed  Allocation  or to one or more  Sub-accounts.  You are not allowed to renew any
Fixed  Allocation  if the Maturity  Date is within 30 days of the date we will apply your Account  Value to determine  the amount of
Annuity  payments  on the  Annuity  Date.  We will  notify  you at least 45 days and not  more  than 60 days  before  the end of the
Guarantee  Period about the fixed interest rates that we are currently  crediting to all Fixed  Allocations  that are being offered.
The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed  Allocation  within 30 days prior to the Maturity Date or transfer the Account Value of the Fixed Allocation to one or more variable investment options.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC. These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for withdrawals made to satisfy  Minimum  Distribution  requirements.  Unless you notify us  differently,  withdrawals  are taken  pro-rata  based on the
Account Value in the investment  options at the time we receive your withdrawal  request.  Each of these types of  distributions  is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-7 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee, the Tax Charge and any Market Value  Adjustment  that may apply to any Fixed
         Allocations.  After any Partial  Withdrawal,  your Annuity must have a Surrender Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.  The minimum  Partial  Withdrawal  you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary to make a withdrawal  from your  Annuity,  contact our Customer  Service Team at  1-800-752-6342  or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The Free  Withdrawal  provision  that  applies to your Annuity  depends on whether  your Annuity is used as a funding  vehicle for a qualified  plan under  Section 401 of the Code.  As of the date of this  Prospectus,  we are no longer  offering the Annuity for use with Section 401 plans.

All Annuities (except Section 401 plans)
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
|X|      the "Growth" in the Annuity; or
|X|      10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years).  The 10% amount is not cumulative.

Section 401 plans only
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
|X|      the "Growth" in the Annuity; or
|X|      20% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years).  The 10% amount is not cumulative.

"Growth"  equals the current  Account  Value less all Purchase  Payments  that have been  invested for less than the CDSC period and have not been previously withdrawn.

NOTE:  Free  withdrawals  do not reduce the amount of any CDSC that would apply upon a partial  withdrawal or subsequent  surrender.
The minimum Free Withdrawal you may request is $100.

Examples
Assume you make an initial  Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity Year 2, due to positive  investment  performance,  your Account Value is $11,500.  Your maximum Free Withdrawal  amount would be the greater of Growth  (Account Value minus  Purchase  Payments = $1,500) or 10% of Purchase  Payments  ($1,000).  Your maximum Free  Withdrawal amount would therefore be $1,500.

Further  assume that in your third Annuity  Year,  you choose to surrender  your Annuity.  Assume that after taking your $1,500 Free
Withdrawal in Year 2, your Account Value has increased to $12,000 due to positive investment  performance.  Upon surrender,  we will deduct a CDSC of 5.5% based on the number of years that your Purchase  Payment has been  invested  times the amount of your Purchase
Payment  that has not been  previously  withdrawn  (5.5% of $10,000 = $550).  The amount of the  previous  Free  Withdrawal  was not subject to a CDSC when  withdrawn.  Therefore,  upon surrender,  the amount of the entire  Purchase  Payment is subject to the CDSC.
You would receive $11,450 minus the Annual Maintenance Fee.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawal or Systematic  Withdrawal of
amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be assessed  against a Partial  Withdrawal  during the accumulation  period.  Whether a CDSC applies and the amount to be charged  depends on whether the Partial  Withdrawal  exceeds  any Free  Withdrawal  amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.       If you request a Partial  Withdrawal we determine if the amount you requested is available as a Free  Withdrawal  (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:
|X|      First,  we withdraw the amount from  Purchase  Payments  that have been  invested  for longer than the CDSC period,  if any
         (with your Annuity, seven (7) years);
|X|      Second,  we withdraw the  remaining  amount from the Purchase  Payments  that are still  subject to a CDSC. We withdraw the
         "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

3.   If the amount  requested  exceeds the amounts  available under Item #2 above,  we withdraw the remaining  amount from any other
     Account Value.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC. We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender
Value of your Annuity must be at least $20,000  before we will allow you to begin a program for  withdrawals  under  Section  72(t).
The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require  three (3) days  advance  written  notice to  calculate  and  process  the  amount of your  payments.  We may charge you for
calculating  required  Minimum  Distributions.   You  may  elect  to  have  Minimum  Distributions  paid  out  monthly,   quarterly,
semi-annually or annually.  The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, contact our Customer Service Team at 1-800-752-6342 or visit our
Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within seven years of the Annuity  Date limits your  annuity  payment  options.  Certain  annuity  payment  options may not be  available if your
Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the 1983a Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-Account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-Accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-Account,  and the sum of the Sub-Account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-Account will not change unless you transfer among the
         Sub-Accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity  provides a Death Benefit during its accumulation  period.  The Insurance Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part, to pay us for the risk we assume in providing  the Death Benefit  guarantee  under the  Annuity.  If the  Annuity is owned by one or more  natural  persons,  the Death  Benefit is payable  upon the first death of an
Owner.  If the Annuity is owned by an entity,  the Death Benefit is payable upon the  Annuitant's  death,  if there is no Contingent
Annuitant.  If a Contingent  Annuitant was  designated  before the  Annuitant's  death and the Annuitant  dies,  then the Contingent
Annuitant  becomes the Annuitant  and a Death  Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

The amount of the Death Benefit may be reduced by the amount of any remaining Contingent Deferred Sales Charge if the decedent was age 75 or older at the time of death.

The Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greatest of:

|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations;
|X|      The sum of all Purchase Payments less the sum of all withdrawals;
|X|      The  Account  Value on the later of the Issue  Date of the  Annuity  and each  fifth  anniversary  of the Issue Date of the
               Annuity  immediately  preceding  the  date of  death,  plus  the sum of all  Purchase  Payments  less  the sum of all withdrawals, made subsequent to such anniversary.

         If death occurs when the decedent is age 85 or older:  The Death  Benefit is the sum of your Account  Value in the variable investment options and your Interim Value in the fixed allocations.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.  Under the Annuity Rewards  benefit,  American  Skandia  guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity Rewards Death Benefit  enhancement does not affect the basic Death Benefit  calculation under the Annuity.  If the Death
Benefit  amount  payable  under your  Annuity's  basic Death  Benefit is greater than the enhanced  Death  Benefit under the Annuity
Rewards benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards Death Benefit  enhancement  following the seventh  (7th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount that would be payable to their  Beneficiary  under the Death Benefit  provided  under the Annuity as of the election date. If an Owner is  ineligible  when he or she applies for the optional  benefit,  the Owner can elect the Annuity  Rewards  Death  Benefit enhancement on any subsequent  date if they otherwise  qualify.  The election must occur before  annuity  payments  begin.  An Owner can only elect the Annuity Rewards Death Benefit  enhancement  once. There is no additional  charge for electing the Annuity Rewards
Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account  Value will be equal to any Death Benefit that would have been payable to the  Beneficiary  if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any minimum Death Benefit that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-Account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-Accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the  Account  Value on a day more than 30 days prior to a Fixed  Allocation's  Maturity  Date,  the  Account  Value may
include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your  Account  Value minus any CDSC and the Annual  Maintenance  Fee. The  Surrender  Value will also include any Market
Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-Account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuate  with  the  market  fluctuations  of the
Portfolios.  The value of the Units also reflect the daily accrual for the Insurance Charge.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account  Value of a Fixed  Allocation  on any day other than its Maturity Date or within 30 days prior to its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death  Benefits:  Death Benefit claims require our review and evaluation  before  processing.  We price such  transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts:  Generally,  purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed  on the current  Valuation  Day.  However,  any purchase or  redemption order or transfer  request  involving the Rydex or ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced  closing of the applicable  securities  exchange  (generally,  3:00 p.m.  Eastern time) to be processed on the current
Valuation  Day. The "cut-off"  time for such financial  transactions  involving a Rydex or ProFunds VP Sub-account  will be extended to 1/2hour prior to any announced  closing  (generally,  3:30 p.m. Eastern time) for transactions  submitted  electronically  through
American  Skandia's  Internet  website  (www.americanskandia.com).   You  cannot  request  a  transaction  involving  the  purchase, redemption  or transfer of Units in one of the Rydex or ProFunds VP  Sub-accounts  between the  applicable  "cut-off"  time and 4:00
p.m.  Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's designated beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The  IRS  has  released  Treasury  regulations  containing  new  Minimum  Distribution  rules.  Under  the new  rules,  the  Minimum
Distribution  amount will be lower for the vast  majority of  individuals.  For Minimum  Distributions  required in 2002 and beyond, the individual may utilize the 2002 Final Regulations, the 2001 Proposed Regulations or the 1987 Proposed Regulations.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding::
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30 day period.  We may also send an annual  report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states and the District of Columbia.  American Skandia is a wholly-owned  subsidiary of American  Skandia,  Inc., whose  ultimate  parent  is  Skandia  Insurance  Company  Ltd.,  a  Swedish  company.  American  Skandia  markets  its  products  to broker-dealers  and financial  planners  through an internal field marketing  staff. In addition,  American  Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance contracts.  American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.
No company other than American Skandia has any legal responsibility to pay amounts that it owes under its variable annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets supporting Account Values of the annuities are held in separate accounts  established under the laws of the State of
Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout  period,  assets  supporting  fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in Class 1 Sub-accounts of American Skandia Life Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account
B". Separate  Account B consists of multiple  Sub-accounts.  The name of each Sub-account  generally  corresponds to the name of the underlying  Portfolio.  Separate Account B was established by us pursuant to Connecticut  law.  Separate Account B also holds assets of other annuities  issued by us with values and benefits that vary according to the investment  performance of Separate  Account B.
The  Sub-accounts  of this Annuity are all Class 1 Sub-accounts  of Separate  Account B. Each  Sub-account  invests only in a single mutual fund or mutual fund portfolio.  Each class of Sub-accounts  in Separate  Account B has a different level of charges  assessed against such  Sub-accounts.  Separate  Account B is registered  with the SEC under the Investment  Company Act of 1940  ("Investment
Company Act") as a unit investment trust, which is a type of investment  company.  The SEC does not supervise  investment  policies, management or practices of Separate Account B.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the  performance of the  Portfolios in the form of "Standard" and  "Non-standard"  Total Returns.  "Standard  Total
Return" figures assume a hypothetical  initial  investment of $1,000  allocated to a Sub-account  during the most recent,  one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account,  if less).  "Standard  Total
Return"  figures assume that the Insurance  Charge and the Annual  Maintenance Fee (if applicable) are deducted and that the Annuity is  surrendered  at the end of the  applicable  period,  meaning  that any  Contingent  Deferred  Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures  include any performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  In particular,  they may assume no surrender at the end of the  applicable  period so that the CDSC does not apply.  Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a Sub-account.  The current and effective yields reflect the Insurance  Charge deducted  against the Sub-account.  In a low interest  rate  environment,  yields for money  market-type  Sub-accounts,  after  deduction of the Insurance  Charge,  may be negative even though the yield (before  deducting the Insurance  Charge) is positive.  Current and effective yield  information will fluctuate.  This  information  may not provide a basis for  comparisons  with  deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies  which do not serve as underlying  mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such underlying  mutual fund or portfolio.  In addition,  the amount of charges  assessed  against each  Sub-account  will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our Customer  Service Team at  1-800-752-6342  during our normal  business  hours,  8:30 a.m. EST to 8:00 p.m. EST,
       Monday through Friday, or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         ----------------------
         ----------------------
         February 18, 1994           7.28%               -             -             -          732          738
         ----------------------
         March 28, 1994              7.90%               -             -             -          794          801
         ----------------------
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         ----------------------
         December 28, 1994           9.78%               -             -             -            -        1,308
         ----------------------
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         ----------------------
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         ----------------------
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         ----------------------
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         ----------------------
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         ----------------------
         ----------------------
         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               Appendix B - Condensed Financial Information About Separate Account B

The Unit Prices and number of Units in the  Sub-accounts  that commenced  operations  prior to January 1, 2002 are shown below.  All or some of these  Sub-accounts were available during the periods shown as investment  options for other variable  annuities we offer pursuant  to  different  prospectuses.  The  Insurance  Charge  assessed  against  the  Sub-accounts  under the terms of those other variable  annuities  are the same as the charges  assessed  against such  Sub-accounts  under the Annuity  offered  pursuant to this
Prospectus.

         Unit Prices And Numbers Of Units:  The  following  table shows:  (a) the Unit Price,  as of the dates  shown,  for Units in each of the Class 1  Sub-accounts  of Separate  Account B that commenced  operations  prior to January 1, 2002 and are being offered pursuant to this  Prospectus or which we offer pursuant to certain other  prospectuses;  and (b) the number of Units  outstanding in each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account commenced operations.  The initial offering price for each Sub-account was $10.00.

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-----------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Strong
International Equity 1
(1989)
Unit Price                    $24.28        31.88       43.99      27.18      22.95      19.70       18.23      16.80      16.60     12.37
Number of Units           17,388,860   19,112,622  16,903,883 17,748,560 17,534,233 17,220,688  14,393,137 14,043,215  9,063,464 1,948,773
-------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Overseas
Growth
(1997)
Unit Price                    $13.54        17.96       24.16      13.41      11.70          -           -          -          -         -
Number of Units           40,507,419   57,327,711  61,117,418 43,711,763 21,405,891          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth 2
(1997)
Unit Price                    $12.85        17.92       21.66      13.30      11.35          -           -          -          -         -
Number of Units           37,487,425   17,007,352   6,855,601  5,670,336  2,857,188          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM
International Equity 3
(1994)
Unit Price                    $10.77        16.12       23.45      12.54      11.46      11.39       10.23          -          -         -
Number of Units           13,627,264   16,245,805   8,818,599  9,207,623  9,988,104  9,922,698   2,601,283          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity
(1999)
Unit Price                     $8.94        10.08       11.01          -          -          -           -          -          -         -
Number of Units            5,806,567    2,803,013     116,756          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PBHG Small-Cap
Growth 4
(1994)
Unit Price                    $19.84        21.51       42.08      17.64      17.28      16.54       13.97      10.69          -         -
Number of Units           23,048,821   25,535,093  32,134,969 15,003,001 14,662,728 12,282,211   6,076,373  2,575,105          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Small-
Cap Growth 5
(1999)
Unit Price                     $8.46        11.98       15.37          -          -          -           -          -          -         -
Number of Units           60,703,791   63,621,279  53,349,003          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Federated
Aggressive Growth
(2000)
Unit Price                     $7.10         9.08           -          -          -          -           -          -          -         -
Number of Units            6,499,066      196,575           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value 6
(1998)
Unit Price                    $15.12        13.95       10.57       9.85          -          -           -          -          -         -
Number of Units           26,220,860   15,193,053   6,597,544  4,081,870          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli Small-Cap
Value 7
(1997)
Unit Price                    $14.08        13.35       11.11      11.20      12.70          -           -          -          -         -
Number of Units           35,483,530   23,298,524  21,340,168 24,700,211 14,612,510          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Mid-Cap
Growth
(2000)
Unit Price                     $3.88         6.58           -          -          -          -           -          -          -         -
Number of Units           17,045,776    9,426,102           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Growth 8
(1994)
Unit Price                    $18.95        25.90       28.58      19.15      16.10      13.99       12.20       9.94          -         -
Number of Units           25,717,164   26,517,850  13,460,525 13,389,289 11,293,799  9,563,858   3,658,836    301,267          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Value 9
(1993)
Unit Price                    $20.16        21.09       16.78      16.10      16.72      13.41       12.20       9.81      10.69         -
Number of Units           47,298,313   44,558,699  37,864,586 16,410,121 11,745,440  9,062,152   8,642,186  7,177,232  5,390,887         -
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AST Alger All-Cap
Growth
(2000)
Unit Price                     $5.54         6.74           -          -          -          -           -          -          -         -
Number of Units          125,442,916   28,229,631           -          -          -          -           -          -          -         -
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AST Gabelli All-Cap
Value
(2000)
Unit Price                     $9.71        10.06           -          -          -          -           -          -          -         -
Number of Units           14,934,570    1,273,094           -          -          -          -           -          -          -         -
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AST T. Rowe Price
Natural Resources
(1995)
Unit Price                    $19.71        19.86       15.88      12.57      14.46      14.19       11.01          -          -         -
Number of Units            6,565,088    6,520,983   6,201,327  5,697,453  7,550,076  6,061,852     808,605          -          -         -
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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
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AST Alliance
Growth 10
(1996)
Unit Price                    $14.61        17.38       20.44      15.48      12.33      10.89           -          -          -         -
Number of Units           29,478,257   25,796,792  17,059,819 19,009,242 18,736,994  4,324,161           -          -          -         -
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AST MFS Growth
(1999)
Unit Price                     $8.02        10.38       11.27          -          -          -           -          -          -         -
Number of Units          117,716,242    7,515,486     409,467          -          -          -           -          -          -         -
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AST Marsico Capital
Growth
(1997)
Unit Price                    $13.74        17.81       21.06      14.00      10.03          -           -          -          -         -
Number of Units           85,895,802   94,627,691  78,684,943 40,757,449    714,309          -           -          -          -         -
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AST JanCap Growth
(1992)
Unit Price                    $27.71        41.14       60.44      39.54      23.83      18.79       14.85      10.91      11.59     10.51
Number of Units           84,116,221   99,250,773  94,850,623 80,631,598 62,486,302 46,779,164  28,662,737 22,354,170 13,603,637 1,476,139
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AST DeAM Large-Cap
Value 11
(2000)
Unit Price                     $9.15         9.82           -          -          -          -           -          -          -         -
Number of Units            4,575,558      586,058           -          -          -          -           -          -          -         -
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AST Alliance/Bernstein
Growth + Value 12
(2001)
Unit Price                     $9.63            -           -          -          -          -           -          -          -         -
Number of Units            3,351,836            -           -          -          -          -           -          -          -         -
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AST Sanford Bernstein
Core Value 12
(2001)
Unit Price                    $10.04            -           -          -          -          -           -          -          -         -
Number of Units            4,207,869            -           -          -          -          -           -          -          -         -
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AST Cohen & Steers
Realty
(1998)
Unit Price                    $10.54        10.39        8.35       8.28          -          -           -          -          -         -
Number of Units           12,268,426   11,891,188   6,224,365  3,771,461          -          -           -          -          -         -
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AST Sanford Bernstein
Managed Index 500 13
(1998)
Unit Price                    $12.03        13.55       15.08      12.61          -          -           -          -          -         -
Number of Units           48,018,721   48,835,089  39,825,951 22,421,754          -          -           -          -          -         -
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AST American Century
Income & Growth 14
(1997)
Unit Price                    $12.86        14.24       16.19      13.35      12.06          -           -          -          -         -
Number of Units           27,386,278   32,388,202  21,361,995 13,845,190  9,523,815          -           -          -          -         -
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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
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AST Alliance Growth
and Income 15
(1992)
Unit Price                    $28.18        28.72       27.60      24.11      21.74      17.79       15.22      11.98      11.88     10.60
Number of Units           63,123,316   53,536,296  52,766,579 47,979,349 42,197,002 28,937,085  18,411,759  7,479,449  4,058,228   956,949
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AST MFS Growth with
Income
(1999)
Unit Price                     $8.64        10.36       10.49          -          -          -           -          -          -         -
Number of Units           11,896,688    6,937,627     741,323          -          -          -           -          -          -         -
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AST INVESCO Equity
Income
(1994)
Unit Price                    $19.84        22.01       21.31      19.34      17.31      14.23       12.33       9.61          -         -
Number of Units           48,595,962   50,171,495  46,660,160 40,994,187 33,420,274 23,592,226  13,883,712  6,633,333          -         -
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AST DeAM Global
Allocation 16
(1993)
Unit Price                    $17.39        19.98       21.19      17.78      15.98      13.70       12.49      10.34      10.47         -
Number of Units           26,641,422   30,290,413  23,102,272 22,634,344 22,109,373 20,691,852  20,163,848 13,986,604  8,743,758         -
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AST American Century
Strategic Balanced
(1997)
Unit Price                    $13.50        14.23       14.90      13.37      11.18          -           -          -          -         -
Number of Units           14,369,895   14,498,180  13,944,535  6,714,065  2,560,866          -           -          -          -         -
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AST T. Rowe Price
Asset Allocation
(1994)
Unit Price                    $18.15        19.33       19.70      18.12      15.53      13.30       11.92       9.80          -         -
Number of Units           17,579,107   19,704,198  22,002,028 18,469,315 13,524,781  8,863,840   4,868,956  2,320,063          -         -
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AST T. Rowe Price
Global Bond 17
(1994)
Unit Price                    $10.62        10.49       10.69      11.82      10.45      10.98       10.51       9.59          -         -
Number of Units            9,668,062   11,219,503  12,533,037 12,007,692 12,089,872  8,667,712   4,186,695  1,562,364          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST Federated High
Yield
(1994)
Unit Price                    $12.64        12.80       14.38      14.30      14.13      12.62       11.27       9.56          -         -
Number of Units           39,130,467   36,914,825  41,588,401 40,170,144 29,663,242 15,460,522   6,915,158  2,106,791          -         -
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AST Lord Abbett
Bond-Debenture
(2000)
Unit Price                    $10.28        10.12           -          -          -          -           -          -          -         -
Number of Units            5,506,982      650,253           -          -          -          -           -          -          -         -
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AST PIMCO Total
Return Bond
(1994)
Unit Price                    $15.46        14.40       13.09      13.43      12.44      11.48       11.26       9.61          -         -
Number of Units           99,028,465   82,545,240  73,530,507 64,224,618 44,098,036 29,921,643  19,061,840  4,577,708          -         -
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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                    $13.61        12.79       11.96      11.73      11.26      10.62       10.37          -          -         -
Number of Units           42,410,807   31,046,956  32,560,943 28,863,932 25,008,310 18,894,375  15,058,644          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Money Market
(1992)
Unit Price                    $13.24        12.94       12.38      12.00      11.57      11.16       10.77      10.35      10.12     10.01
Number of Units          184,612,059  172,493,206 187,609,708 75,855,442 66,869,998 42,435,169  30,564,442 27,491,389 11,422,783   457,872
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The Montgomery
Variable Series - MV
Emerging Markets
(1996)
Unit Price                     $6.50         7.09       10.06       6.19      10.05      10.25           -          -          -         -
Number of Units           14,095,135   12,899,472  12,060,036 10,534,383 10,371,104  2,360,940           -          -          -         -
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Wells Fargo Variable
Trust - Equity Value
(1998)
Unit Price                     $8.83         9.56        9.17       9.53         -           -          -           -          -         -
Number of Units            3,705,869    4,442,888   2,826,839  1,148,849         -           -          -           -          -         -
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Wells Fargo Variable
Trust - Equity Income
(1999)
Unit Price                     $9.37        10.05        9.96          -          -          -           -          -          -         -
Number of Units            1,019,937      502,986     136,006          -          -          -           -          -          -         -
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Rydex Variable Trust-
Nova
(1999)                         $6.41         8.50       10.82          -          -          -           -          -          -         -
Unit Price                 3,990,618   14,799,352   5,474,129          -          -          -           -          -          -         -
Number of Units
-------------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust-
Ursa
(1999)                        $12.05        10.62        9.28          -          -          -           -          -          -         -
Unit Price                   351,487    2,269,599   1,803,669          -          -          -           -          -          -         -
Number of Units
-------------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust-
OTC
(1999)                         $6.65        10.40       17.07          -          -          -           -          -          -         -
Unit Price                15,866,046   32,179,793  18,520,440          -          -          -           -          -          -         -
Number of Units

INVESCO VIF -
Dynamics
(1999)
Unit Price                     $8.98        13.23       13.91          -          -          -           -          -          -         -
Number of Units           13,391,660   11,409,827   2,022,585          -          -          -           -          -          -         -
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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
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INVESCO VIF -
Technology
(1999)
Unit Price                     $6.66        12.48       16.52          -          -          -           -          -          -         -
Number of Units           26,652,622   29,491,113   4,622,242          -          -          -           -          -          -         -
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INVESCO VIF -
Health Sciences
(1999)
Unit Price                    $12.58        14.59       11.34          -          -          -           -          -          -         -
Number of Units           17,419,141   19,381,405     786,518          -          -          -           -          -          -         -
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INVESCO VIF -
Financial Services
(1999)
Unit Price                    $12.48        14.04       11.41          -          -          -           -          -          -         -
Number of Units           11,612,048   14,091,636     759,104          -          -          -           -          -          -         -
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INVESCO VIF -
Telecommunications
(1999)
Unit Price                     $5.01        11.05       15.17          -          -          -           -          -          -         -
Number of Units           13,553,158   17,856,118   4,184,526          -          -          -           -          -          -         -
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Evergreen VA -  Global
Leaders
(1999)
Unit Price                     $9.00        10.55       11.72          -          -          -           -          -          -         -
Number of Units            1,520,376      887,758      23,101          -          -          -           -          -          -         -
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Evergreen VA -
Special Equity
(1999)
Unit Price                     $9.98        11.01       12.19          -          -          -           -          -          -         -
Number of Units            2,540,062    1,731,145     152,342          -          -          -           -          -          -         -
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Evergreen VA - Omega
(2000)
Unit Price                     $6.71         7.98           -          -          -          -           -          -          -         -
Number of Units            2,585,848    1,637,475           -          -          -          -           -          -          -         -
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ProFund VP -
Europe 30
(1999)
Unit Price                     $7.87        10.52       12.24          -          -          -           -          -          -         -
Number of Units            5,711,763    2,327,562     273,963          -          -          -           -          -          -         -
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ProFund VP -
UltraSmall-Cap 18
(1999)
Unit Price                     $8.37         9.18       11.96          -          -          -           -          -          -         -
Number of Units           10,010,482    3,258,574     813,904          -          -          -           -          -          -         -
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ProFund VP -OTC 19
(2001)
Unit Price                     $5.77            -           -          -          -          -           -          -          -         -
Number of Units           11,681,189            -           -          -          -          -           -          -          -         -
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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraOTC
(1999)
Unit Price                     $1.91         6.19       23.58          -          -          -           -          -          -         -
Number of Units           50,124,696   17,597,528   2,906,024          -          -          -           -          -          -         -
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ProFund VP - Bear 19
(2001)
Unit Price                    $11.54            -           -          -          -          -           -          -          -         -
Number of Units            3,059,897            -           -          -          -          -           -          -          -         -
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ProFund VP -
Bull Plus 19
(2001)
Unit Price                     $7.47            -           -          -          -          -           -          -          -         -
Number of Units            7,628,819            -           -          -          -          -           -          -          -         -
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ProFund VP -
Biotechnology 19
(2001)
Unit Price                     $8.37            -           -          -          -          -           -          -          -         -
Number of Units            5,093,235            -           -          -          -          -           -          -          -         -
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ProFund VP - Energy 19
(2001)
Unit Price                     $9.19            -           -          -          -          -           -          -          -         -
Number of Units            2,299,149            -           -          -          -          -           -          -          -         -
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ProFund VP -
Financial 19
(2001)
Unit Price                     $9.22            -           -          -          -          -           -          -          -         -
Number of Units            2,154,106            -           -          -          -          -           -          -          -         -
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ProFund VP -
Healthcare 19
(2001)
Unit Price                     $9.35            -           -          -          -          -           -          -          -         -
Number of Units            3,489,097            -           -          -          -          -           -          -          -         -
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ProFund VP -
Real Estate 19
(2001)
Unit Price                    $10.76            -           -          -          -          -           -          -          -         -
Number of Units            3,592,834            -           -          -          -          -           -          -          -         -
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ProFund VP -
Technology 19
(2001)
Unit Price                     $5.91            -           -          -          -          -           -          -          -         -
Number of Units            2,524,295            -           -          -          -          -           -          -          -         -
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ProFund VP -
Telecommunications 19
(2001)
Unit Price                     $7.10            -           -          -          -          -           -          -          -         -
Number of Units              583,065            -           -          -          -          -           -          -          -         -
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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
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ProFund VP -
Utilities 19
(2001)
Unit Price                     $8.12            -           -          -          -          -           -          -          -         -
Number of Units            1,589,344            -           -          -          -          -           -          -          -         -
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First Trust(R)10
Uncommon Values
(2000)
Unit Price                     $4.72         7.43           -          -          -          -           -          -          -         -
Number of Units            2,255,266    2,690,435           -          -          -          -           -          -          -         -
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Prudential - SP
Jennison
International
Growth 20
(2001)
Unit Price                     $7.39            -           -          -          -          -           -          -          -         -
Number of Units              273,843            -           -          -          -          -           -          -          -         -
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1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the Portfolio,  then named "AST AIM  International  Equity."
     Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity."  Prior to October 15, 1996,  Seligman  Henderson  Co. served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
2.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
3.       Effective  May 1, 2002,  Deutsche  Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2002,
     Founders Asset Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Founders  Passport." Prior to October
     15, 1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small
     Cap Portfolio."
4.       Effective  September 17, 2001, Pilgrim Baxter & Associates,  Ltd. became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
5.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001, the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
6.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
7.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
8.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
9.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
10.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
11.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, Janus
     Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
12.      These Portfolios commenced operations on May 1, 2001.
13.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
14.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
15.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
16.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, A I M
     Capital  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM Balanced." Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
17.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
18.      Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.
19.      These Portfolios were first offered as Sub-accounts on January 22, 2001.
20.      This Portfolio was first offered as a Sub-account on April 15, 2001.

                                                  APPENDIX C-1: PSA PRIOR CONTRACT

------------------------------------------------------------------------------------------------------------------------------------
Between  September,  1988 and May,  1994,  American  Skandia issued a variable  annuity under the marketing name "LifeVest  Personal
Security  Annuity"  or "PSA".  The  contract  is no longer  being  issued.  However,  we  continue  to  accept  additional  Purchase
Payments.  Assets supporting the PSA contracts are maintained in Class 1 Sub-accounts of Separate Account B.
------------------------------------------------------------------------------------------------------------------------------------

The principle  differences  between the American  Skandia  Advisors Plan or "ASAP"  contract  offered by this Prospectus and the PSA contract  are  described  below.  In addition,  while ASAP may be offered as either an  individual  contract or as coverage  under a group annuity, PSA was only offered as an individual contract.

GLOSSARY OF TERMS
Some of the definitions used in the PSA contract are slightly different from the definitions used in ASAP contract.

The definition of "Account  Value" in this  Prospectus is the same as the  definition of "Cash Value" in the former PSA  Prospectus, except for the inclusion of  information  relating to fixed  investment  options that are not available in the PSA contracts and the reference to additional amounts applied to Purchase Payments.

The definition of "Issue Date" in this Prospectus is the same as the definition of "Contract Date" in the former PSA Prospectus.

The definition of "Purchase  Payment" in this  Prospectus is not defined in the former PSA  prospectus,  but the term is the same as the term "premium" or "premium payment" that was used in the former PSA Prospectus.

The  following  defined  terms in this  Prospectus  relating  to the Fixed  Allocation  are not  applicable:  "Fixed  Allocation,  "
"Guarantee Period," "Interim Value," "MVA," and "Maturity Date."

The defined term "Owner" in this  Prospectus  clarifies  the meaning of that term in relation to group annuity  sales.  This was not applicable to PSA.

INVESTMENT OPTIONS
The PSA  contracts do not offer Fixed  Allocations.  Therefore,  any  discussion  of Fixed  Allocations,  Market Value  Adjustments,
Separate  Account D or any  programs,  definitions  or  features  that relate to or refer to Fixed  Allocations  do not apply to PSA
Owners.

FEES AND CHARGES
The contingent  deferred sales load for PSA originally was 6.0% for 6 years.  It subsequently  was changed for PSA contracts  issued from May, 1991 (or later, if required by law) to:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.0    6.0    5.0    4.0    3.0   2.0    1.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

The Annual  Maintenance  Fee for PSA is $30,  which is deducted  annually to cover the cost of  maintaining  and  administering  the contracts.  Before annuity  payments  commence,  this fee is deducted at the end of each contract year or on surrender,  if earlier.
During the annuitization  period, if a variable  annuitization option is elected,  this fee is deducted from each Annuity payment on a pro-rata basis.

The administrative and maintenance fees for PSA are fixed and cannot be changed.

There is currently no "Transfer  Fee"  applicable to the PSA contract,  however,  we reserve the right to charge up to the lesser of our actual costs in effecting  such  transfers or the maximum  allowed under state law for transfers in excess of 20 in any contract year.  Currently, that maximum is $10.00 per transfer.

PURCHASING YOUR ANNUITY
The minimum initial purchase  payment for PSA is $5,000 and minimum  subsequent  payments are $1,000,  or less where required by law or regulation,  and may be paid at any time before the earlier of (1) the Annuity Date, and (2) the contract  anniversary  following the earlier of your or the Annuitant's 85th birthday.

Both the Owner and the  Annuitant,  if different  from the Owner,  must be less than 85 years of age on the Issue Date under the PSA contract.

EXPENSE EXAMPLES
----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
----------------------------------------------------------------------------------------------------------------------------------------

The Expense Examples for the PSA contract are as follows:

                                       ---------------------------------------------- -------- ---------------------------------------
                                       If you surrender  your contract at the end of           If you do not surrender  your contract
                                       the  applicable  time  period,  you would pay           you would pay the  following  expenses
                                       the   following    expenses   on   a   $1,000           on a $1,000  investment,  assuming  5%
                                       investment,  assuming  5%  annual  return  on           annual return on assets:
                                       assets:
                                       ---------------------------------------------- -------- ---------------------------------------

After:                                                                                 After:
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Strong International Equity                 97        132       169        294               27         82        139        294
AST Janus Overseas Growth                       98        135       174        304               28         85        144        304
AST American Century International Growth       98        136       176        308               28         86        146        308
AST DeAM International Equity                   97        133       171        298               27         83        141        298
AST MFS Global Equity                           99        139       182        320               29         89        152        320
AST PBHG Small-Cap Growth                       97        132       170        297               27         82        140        297
AST DeAM Small-Cap Growth                       97        132       170        297               27         82        140        297
AST Federated Aggressive Growth                 99        138       180        315               29         88        150        315
AST Goldman Sachs Small-Cap Value               97        133       171        298               27         83        141        298
AST Gabelli Small-Cap Value                     96        130       166        288               26         80        136        288
AST DeAM Small-Cap Value                        96        129       164        285               26         79        134        285
AST Janus Mid-Cap Growth                        99        138       179        314               29         88        149        314
AST Neuberger Berman Mid-Cap Growth             96        131       168        293               26         81        138        293
AST Neuberger Berman Mid-Cap Value              97        134       173        303               27         84        143        303
AST Alger All-Cap Growth                        97        133       172        300               27         83        142        300
AST Gabelli All-Cap Value                       97        133       172        300               27         83        142        300
AST T. Rowe Price Natural Resources             96        131       168        291               26         81        138        291
AST Alliance Growth                             97        132       169        294               27         82        139        294
AST MFS Growth                                  96        131       168        291               26         81        138        291
AST Marsico Capital Growth                      96        129       165        287               26         79        135        287
AST JanCap Growth                               96        129       164        285               26         79        134        285
AST DeAM Large-Cap Growth                       95        127       162        280               25         77        132        280
AST DeAM Large-Cap Value                        95        127       162        280               25         77        132        280
AST Alliance/Bernstein Growth + Value           99        138       180        315               29         88        150        315
AST Sanford Bernstein Core Value                97        132       170        296               27         82        140        296
AST Cohen & Steers Realty                       97        134       173        301               27         84        143        301
AST Sanford Bernstein Managed Index 500         93        121       151        258               23         71        121        258
AST American Century Income & Growth            95        126       159        275               25         76        129        275
AST Alliance Growth and Income                  95        126       159        275               25         76        129        275
AST MFS Growth with Income                      96        131       168        291               26         81        138        291
AST INVESCO Equity Income                       94        124       157        270               24         74        127        270
AST DeAM Global Allocation                      88        105       124        204               18         55         94        204
AST American Century Strategic Balanced         96        130       166        288               26         80        136        288
AST T. Rowe Price Asset Allocation              96        130       167        290               26         80        137        290
AST T. Rowe Price Global Bond                   96        130       166        288               26         80        136        288
AST Federated High Yield                        95        126       160        276               25         76        130        276
AST Lord Abbett Bond-Debenture                  96        130       167        290               26         80        137        290
AST DeAM Bond                                   94        125       158        273               24         75        128        273
AST PIMCO Total Return Bond                     93        121       152        260               23         71        122        260
AST PIMCO Limited Maturity Bond                 93        122       153        263               23         72        123        263
AST Money Market                                91        115       141        238               21         65        111        238

-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
MV Emerging Markets                            102        148       196        346               32         98        166        346

WFVT Equity Value                               95        127       162        280               25         77        132        280
WFVT Equity Income                              95        127       162        280               25         77        132        280

Rydex Nova                                     100        141       185        325               30         91        155        325
Rydex Ursa                                     100        141       185        325               30         91        155        325
Rydex OTC                                      104        154       206        366               34         104       176        366

INVESCO VIF Dynamics                            96        130       166        288               26         80        136        288
INVESCO VIF Technology                          96        129       165        287               26         79        135        287
INVESCO VIF Health Sciences                     96        129       165        287               26         79        135        287
INVESCO VIF Financial Services                  96        129       165        287               26         79        135        287
INVESCO VIF Telecommunications                  96        130       167        290               26         80        137        290

Evergreen VA Global Leaders                     95        127       162        280               25         77        132        280
Evergreen VA Special Equity                     96        129       164        284               26         79        134        284
Evergreen VA Omega                              92        119       148        252               22         69        118        252

ProFund VP Europe 30                           104        154       206        366               34         104       176        366
ProFund VP Asia 30                             105        156       209        371               35         106       179        371
ProFund VP Japan                               105        156       209        371               35         106       179        371
ProFund VP Banks                               105        157       211        375               35         107       181        375
ProFund VP Basic Materials                     105        157       211        375               35         107       181        375
ProFund VP Biotechnology                       105        157       211        375               35         107       181        375
ProFund VP Consumer Cyclical                   105        157       211        375               35         107       181        375
ProFund VP Consumer Non-Cyclical               105        157       211        375               35         107       181        375
ProFund VP Energy                              105        157       211        375               35         107       181        375
ProFund VP Financial                           105        157       211        375               35         107       181        375
ProFund VP Healthcare                          105        157       211        375               35         107       181        375
ProFund VP Industrial                          105        157       211        375               35         107       181        375
ProFund VP Internet                            105        157       211        375               35         107       181        375
ProFund VP Pharmaceuticals                     105        157       211        375               35         107       181        375
ProFund VP Precious Metals                     105        157       211        375               35         107       181        375
ProFund VP Real Estate                         105        157       211        375               35         107       181        375
ProFund VP Semiconductor                       105        157       211        375               35         107       181        375
ProFund VP Technology                          105        157       211        375               35         107       181        375
ProFund VP Telecommunications                  105        157       211        375               35         107       181        375
ProFund VP Utilities                           105        157       211        375               35         107       181        375
ProFund VP Bull                                105        157       211        375               35         107       181        375
ProFund VP Bear                                104        154       206        366               34         104       176        366
ProFund VP Bull Plus                           105        156       209        371               35         106       179        371
ProFund VP OTC                                 105        156       209        370               35         106       179        370
ProFund VP Short OTC                           105        156       209        371               35         106       179        371
ProFund VP UltraOTC                            105        156       209        371               35         106       179        371
ProFund VP Mid-Cap Value                       105        157       211        375               35         107       181        375
ProFund VP Mid-Cap Growth                      105        157       211        375               35         107       181        375
ProFund VP UltraMid-Cap                        105        157       211        375               35         107       181        375
ProFund VP Small-Cap Value                     105        157       211        375               35         107       181        375
ProFund VP Small-Cap Growth                    105        157       211        375               35         107       181        375
ProFund VP UltraSmall-Cap                      105        157       211        375               35         107       181        375
ProFund VP U.S. Government Plus                102        148       197        349               32         98        167        349
ProFund VP Rising Rates Opportunity            105        156       209        371               35         106       179        371

First Trust(R)10 Uncommon Values                 99        139       181        318               29         89        151        318

SP Jennison International Growth               102        147       194        343               32         97        164        343
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

MANAGING YOUR ACCOUNT VALUE
THE FOLLOWING SECTION IS ADDED:
Additional Amounts on Qualifying Purchase Payments (formerly referred to as "Breakpoints")
Under certain  circumstances we may credit Additional  Amounts to your Annuity if you submit a large initial or subsequent  Purchase
Payment.  Each  Purchase  Payment must qualify  separately to receive any  Additional  Amounts.  As of the date of this  Prospectus, such Additional Amounts are currently being offered.  However,  we may modify,  suspend or terminate this program at any time at our sole discretion.  Any Additional Amounts are provided from our general account.

Additional  Amounts  are  payable  as a  percentage  of the  qualifying  Purchase  Payment  made to your  Annuity  according  to the breakpoints shown below:

                          ----------------------------------------------- ---------------------------
                                         Purchase Payment                     Additional Amount*
                          ----------------------------------------------- ---------------------------
                          ----------------------------------------------- ---------------------------
                          At least $500,000 but less than $1,000,000                1.25%
                          ----------------------------------------------- ---------------------------
                          ----------------------------------------------- ---------------------------
                          Between $1,000,000  and $4,999,999                        3.00%
                          ----------------------------------------------- ---------------------------
                          ----------------------------------------------- ---------------------------
                          $5,000,000 or greater                                     3.75%
                          ----------------------------------------------- ---------------------------
                           * as a percentage of the Purchase Payment.

Additional Amounts are not offered on Purchase Payments of less than $500,000.

How are Additional Amounts applied to my Account Value?
Any Additional  Amounts are allocated to your Account Value at the time the qualifying  Purchase  Payment is applied to your Account
Value.  Additional Amounts are allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Special Treatment of Additional Amounts
|X|      Any Additional  Amounts  applied to your Annuity can be recovered by American  Skandia.  If you elect to  "free-look"  your
     Annuity, the amount returned to you will not include any Additional Amounts.
|X|      We do not consider Additional Amounts to be "investment in the contract" for income tax purposes.
|X|      You may not withdraw any  Additional  Amounts under the Free  Withdrawal  provision  without  assessment of the  contingent deferred sales charge  (see "Can I make withdrawal from my Annuity without a CDSC?").

Additional Amounts applied to estimated Purchase Payments
Under certain  circumstances,  we may consider two or more separate Purchase Payments as if they had been submitted at the same time when  determining the percentage to apply based on the breakpoints  described  above. To make use of this procedure,  often referred to as a "letter of intent",  you must provide  evidence of your  intention to submit the  cumulative  additional  Purchase  Payments within a 13-month  period.  A letter of intent  must be  provided  to us prior to the Issue Date to be  effective.  Acceptance  of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial  Purchase  Payment that must be submitted to receive the next higher breakpoint.

Failure  to inform us that you  intend to submit two or more large  Purchase  Payments  within a 13-month  period may result in your
Annuity being credited no Additional Amounts or fewer Additional Amounts than would otherwise be credited to your Annuity.

If you submit a letter of intent and receive Additional Amounts that otherwise would not have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover any Additional Amounts pro-rata from the investment options based on your Account Values as of the date we act to recover the Additional Amounts.  If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your
Annuity.

Balanced Investment Program
The section  entitled "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?"  (formerly  referred to as Balanced Investment Program") is not available under PSA.

Guaranteed Return OptionSM
This benefit is not available in a PSA contract.

ACCESS TO ACCOUNT VALUE

Partial Surrenders
The minimum amount of any partial surrender (partial withdrawal) under a PSA contract is $500.

THE FOLLOWING SECTION IS ADDED:
WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a medically-related "Contingency Event".  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time; and
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For  contracts  issued on or after May 1,  1996,  and where  allowed  by law,  the  Annuitant  must have been named or any change of
Annuitant  must  have  been  accepted  by us,  prior  to  the  "Contingency  Event"  described  above  in  order  to  qualify  for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

ANNUITY OPTIONS/ANNUITY PAYMENTS
The section  referred to as "Annuity  Payments" in the ASAP Prospectus is similar to the section entitled  "Annuity  Options" in the prior PSA  prospectus  except as  follows:  1) the term "key  life" in the ASAP  Prospectus  is the same as the term  "payee" in the prior PSA  Prospectus;  2) the amount of the first monthly  payment per $1,000 of value  obtained from the annuity  tables which are derived from the 1983a Individual  Annuity  Mortality Table with ages set back one year for males and two years for females and with an assumed interest rate of 4% per annum; and 3) a variable  annuity option is available,  and if it is selected,  the amount of the first monthly annuity  payment,  as described  above, is divided by the Unit Price(s) for the appropriate  Sub-account(s)  as of the close of business on the fifth  business day  preceding  the Annuity Date in order to determine the number of Annuity Units for each
Sub-account represented by the first payment.

DEATH BENEFITS
The death benefit for PSA is the greater of the Account Value or 100% of the premium  payments less all amounts  surrendered.  It is payable in the event of the Owner's  death or the  Annuitant's  death (if there is no Contingent  Annuitant)  if occurring  both (a)
prior to the Annuity Date,  and (b) before the contract  anniversary  following the earlier of the Owner's or the  Annuitant's  85th birthday.  The death benefit at any later date prior to the Annuity date is the Account Value.

GENERAL INFORMATION

PERFORMANCE INFORMATION
Performance information in relation to PSA contracts is set forth in the Statement of Additional Information.

                                      Appendix C-2: Alliance Capital Navigator Prior Contract

------------------------------------------------------------------------------------------------------------------------------------
Between 1992 and 1996 American  Skandia issued a variable  annuity under the marketing name "Alliance  Capital  Navigator" or "ACN".
The contract is no longer being issued.  However,  we continue to accept  additional  Purchase  Payments.  Assets supporting the ACN contracts are maintained in Class 1 Sub-accounts of Separate Account B.
------------------------------------------------------------------------------------------------------------------------------------

The principle  differences  between the American  Skandia  Advisors Plan or "ASAP"  contract  offered by this Prospectus and the ACN contract are described below:

The "Underlying  Mutual Fund Portfolio  Annual  Expenses" for the portfolios of American  Skandia Trust contained in this Prospectus apply to all ACN Annuity Owners.

The "Expense Examples" that relate to the portfolios of American Skandia Trust contained in this Prospectus apply to all ACN
Annuity Owners.

Only those Portfolios of American Skandia Trust shown in the section entitled "What are the Investment Objectives and Policies of the Portfolios" in this Prospectus are offered to ACN Annuity Owners.

SUMMARY OF CONTRACT FEES AND CHARGES
The following chart is added to this section:

----------------------------------------------------------------------------------------------------------------------------------------
                                                           OPTIONAL BENEFITS
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED RETURN OPTION
We offer a program  that  guarantees a "return of premium" at a future  date,  while  allowing you to       0.25% of Account Value
allocate all or a portion of your Account Value to the  Sub-accounts of your choice.  Please refer to
the discussion of the Guaranteed Return Option for a description of restrictions under the program.        (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------

EXPENSE EXAMPLES
Expense  examples  are provided  for the basic  Annuity  contract and for the basic  Annuity  contract  assuming  that you elect the
Guaranteed  Return Option.  The charge for the  Guaranteed  Return Option is reflected as a charge equal to 0.25% and is deducted on an annual basis in arrears.

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected             If you elect GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            27       82      139      294      29      89       152     319
AST Janus Overseas Growth                  28       85      144      304      30      92       157     329
AST American Century International         28       86      146      308      31      94       159     333
Growth
AST DeAM International Equity              27       83      141      298      29      90       153     321
AST MFS Global Equity                      29       89      152      320      32      97       164     343
AST PBHG Small-Cap Growth                  27       82      140      297      29      90       153     321
AST DeAM Small-Cap Growth                  27       82      140      297      29      90       153     321
AST Federated Aggressive Growth            29       88      150      315      31      95       162     339
AST Goldman Sachs Small Cap Value          27       83      141      298      30      91       154     324
AST Gabelli Small-Cap Value                26       80      136      288      29      88       149     314
AST DeAM Small-Cap Value                   26       79      134      285      28      86       147     310
AST Janus Mid-Cap Growth                   29       88      149      314      31      95       161     338
AST Neuberger Berman Mid-Cap Growth        26       81      138      293      29      89       151     318
AST Neuberger Berman Mid-Cap Value         27       84      143      303      30      92       156     328
AST Alger All-Cap Growth                   27       83      142      300      30      91       155     325
AST Gabelli All-Cap Value                  27       83      142      300      30      91       155     325
AST T.Rowe Price Natural Resources         26       81      138      291      29      88       150     317
AST Alliance Growth                        27       82      139      294      29      89       151     318
AST MFS Growth                             26       81      138      291      29      88       150     317
AST Marsico Capital Growth                 26       79      135      287      28      87       148     311
AST JanCap Growth                          26       79      134      285      28      86       147     310
AST DeAM Large-Cap Growth                  25       77      132      280      28      85       144     304
AST DeAM Large-Cap Value                   25       77      132      280      28      85       144     304
AST Alliance/Bernstein Growth + Value      29       88      150      315      31      95       162     339
AST Sanford Bernstein Core Value           27       82      140      296      29      89       152     320
AST Cohen & Steers Realty                  27       84      143      301      30      91       155     325
AST Sanford Bernstein Managed Index 500    23       71      121      258      26      79       134     284
AST American Century Income & Growth       25       76      129      275      27      83       142     300
AST Alliance Growth and Income             25       76      129      275      27      83       142     300
AST MFS Growth with Income                 26       81      138      291      29      88       150     317
AST INVESCO Equity Income                  24       74      127      270      27      82       140     297
AST DeAM Global Allocation                 18       55      94       204      20      62       107     230
AST American Century Strategic Balanced    26       80      136      288      29      88       149     314
AST T. Rowe Price Asset Allocation         26       80      137      290      29      88       150     315
AST T. Rowe Price Global Bond              26       80      136      288      29      88       149     314
AST Federated High Yield                   25       76      130      276      27      83       142     300
AST Lord Abbett Bond-Debenture             26       80      137      290      29      88       150     315
AST DeAM Bond                              24       75      128      273      27      83       141     298
AST PIMCO Total Return Bond                23       71      122      260      26      79       134     285
AST PIMCO Limited Maturity Bond            23       72      123      263      26      80       136     288
AST Money Market                           21       65      111      238      24      73       124     265
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected             If you elect GRO
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
----------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            102     142      179      294     104      149      192     319
AST Janus Overseas Growth                  103     145      184      304     105      152      197     329
AST American Century International         103     146      186      308     106      154      199     333
Growth
AST DeAM International Equity              102     143      181      298     104      150      193     321
AST MFS Global Equity                      104     149      192      320     107      157      204     343
AST PBHG Small-Cap Growth                  102     142      180      297     104      150      193     321
AST DeAM Small-Cap Growth                  102     142      180      297     104      150      193     321
AST Federated Aggressive Growth            104     148      190      315     106      155      202     339
AST Goldman Sachs Small Cap Value          102     143      181      298     105      151      194     324
AST Gabelli Small-Cap Value                101     140      176      288     104      148      189     314
AST DeAM Small-Cap Value                   101     139      174      285     103      146      187     310
AST Janus Mid-Cap Growth                   104     148      189      314     106      155      201     338
AST Neuberger Berman Mid-Cap Growth        101     141      178      293     104      149      191     318
AST Neuberger Berman Mid-Cap Value         102     144      183      303     105      152      196     328
AST Alger All-Cap Growth                   102     143      182      300     105      151      195     325
AST Gabelli All-Cap Value                  102     143      182      300     105      151      195     325
AST T.Rowe Price Natural Resources         101     141      178      291     104      148      190     317
AST Alliance Growth                        102     142      179      294     104      149      191     318
AST MFS Growth                             101     141      178      291     104      148      190     317
AST Marsico Capital Growth                 101     139      175      287     103      147      188     311
AST JanCap Growth                          101     139      174      285     103      146      187     310
AST DeAM Large-Cap Growth                  100     137      172      280     103      145      184     304
AST DeAM Large-Cap Value                   100     137      172      280     103      145      184     304
AST Alliance/Bernstein Growth + Value      104     148      190      315     106      155      202     339
AST Sanford Bernstein Core Value           102     142      180      296     104      149      192     320
AST Cohen & Steers Realty                  102     144      183      301     105      151      195     325
AST Sanford Bernstein Managed Index 500    98      131      161      258     101      139      174     284
AST American Century Income & Growth       100     136      169      275     102      143      182     300
AST Alliance Growth and Income             100     136      169      275     102      143      182     300
AST MFS Growth with Income                 101     141      178      291     104      148      190     317
AST INVESCO Equity Income                  99      134      167      270     102      142      180     297
AST DeAM Global Allocation                 93      115      134      204      95      122      147     230
AST American Century Strategic Balanced    101     140      176      288     104      148      189     314
AST T. Rowe Price Asset Allocation         101     140      177      290     104      148      190     315
AST T. Rowe Price Global Bond              101     140      176      288     104      148      189     314
AST Federated High Yield                   100     136      170      276     102      143      182     300
AST Lord Abbett Bond-Debenture             101     140      177      290     104      148      190     315
AST DeAM Bond                              99      135      168      273     102      143      181     298
AST PIMCO Total Return Bond                98      131      162      260     101      139      174     285
AST PIMCO Limited Maturity Bond            98      132      163      263     101      140      176     288
AST Money Market                           96      125      151      238      99      133      164     265
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

FEES AND CHARGES
Exceptions to the Contingent Deferred Sales Charge
The following underlined sentence is added to this section:

We do not apply the CDSC  provision  on  Annuities  owned by:  (a) any parent  company,  affiliate  or  subsidiary  of ours;  (b) an
officer,  director,  employee,  retiree,  sales  representative,  or  in  the  case  of  an  affiliated  broker-dealer,   registered
representative  of such  company;  (c) a director,  officer or trustee of any  underlying  mutual fund;  (d) a director,  officer or employee of any investment manager,  sub-advisor,  transfer agent,  custodian,  auditing,  legal or administrative services provider that is providing investment management,  advisory, transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying  mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer  or  insurance  agency that has a then current  selling  agreement  with us and/or with  American  Skandia  Marketing,
Incorporated;  (f) a director,  officer,  employee or authorized  representative  of any firm  providing us or our  affiliates  with regular legal, actuarial, auditing,  underwriting,  claims,  administrative,  computer support, marketing, office or other services;
(g) the then  current  spouse of any such person noted in (b) through  (f),  above;  (h) the parents of any such person noted in (b)
through (g),  above;  (i) the child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b) through (h);
and (j) the siblings of any such persons noted in (b) through (h) above.  We will not provide any  Additional  Amounts for any such
                                                                          ----------------------------------------------------------
contracts (see "Additional Amounts on Qualifying Purchase Payments").
---------------------------------------------------------------------

Optional  Benefits:  If you elect to purchase the Guaranteed Return Option, we will deduct the annual charge from your Account Value on the  anniversary  of your  Annuity's  Issue Date.  Under certain  circumstances,  we may deduct a pro-rata  portion of the annual charge for the  Guaranteed  Return  Option.  Please  refer to the  section  entitled  "Managing  Your  Account  Value - Do you offer
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
-programs  designed to guarantee a "return of premium" at a future date?" for a description of the charge for the  Guaranteed  Return
Option.

MANAGING YOUR ANNUITY
THE FOLLOWING SECTION IS ADDED:
Additional Amounts on Qualifying Purchase Payments (formerly referred to as "Breakpoints")
Under certain  circumstances we may credit Additional  Amounts to your Annuity if you submit a large initial or subsequent  Purchase
Payment.  Each  Purchase  Payment must qualify  separately to receive any  Additional  Amounts.  As of the date of this  Prospectus, such Additional Amounts are currently being offered.  However,  we may modify,  suspend or terminate this program at any time at our sole discretion.  Any Additional Amounts are provided from our general account.

Additional  Amounts  are  payable  as a  percentage  of the  qualifying  Purchase  Payment  made to your  Annuity  according  to the breakpoints shown below:

                      --------------------------------------------- -------------------------
                                    Purchase Payment                Additional Amount*
                      --------------------------------------------- -------------------------
                      --------------------------------------------- -------------------------
                      Between $1,000,000  and $4,999,999                     3.00%
                      --------------------------------------------- -------------------------
                      --------------------------------------------- -------------------------
                      $5,000,000 or greater                                  3.75%
                      --------------------------------------------- -------------------------
                          * as a percentage of the Purchase Payment.

Additional Amounts are not offered on Purchase Payments of less than $1 million.

How are Additional Amounts applied to my Account Value?
Any Additional  Amounts are allocated to your Account Value at the time the qualifying  Purchase  Payment is applied to your Account
Value.  Additional Amounts are allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Special Treatment of Additional Amounts
|X|      Any Additional  Amounts  applied to your Annuity can be recovered by American  Skandia.  If you elect to  "free-look"  your
     Annuity, the amount returned to you will not include any Additional Amounts.
|X|      We do not consider Additional Amounts to be "investment in the contract" for income tax purposes.
|X|      You may not withdraw any  Additional  Amounts under the Free  Withdrawal  provision  without  assessment of the  contingent deferred sales charge  (see "Can I make withdrawal from my Annuity without a CDSC?").

Additional Amounts applied to estimated Purchase Payments
Under certain  circumstances,  we may consider two or more separate Purchase Payments as if they had been submitted at the same time when  determining the percentage to apply based on the breakpoints  described  above. To make use of this procedure,  often referred to as a "letter of intent",  you must provide  evidence of your  intention to submit the  cumulative  additional  Purchase  Payments within a 13-month  period.  A letter of intent  must be  provided  to us prior to the Issue Date to be  effective.  Acceptance  of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial  Purchase  Payment that must be submitted to receive the next higher breakpoint.

Failure  to inform us that you  intend to submit two or more large  Purchase  Payments  within a 13-month  period may result in your
Annuity being credited no Additional Amounts or fewer Additional Amounts than would otherwise be credited to your Annuity.

If you submit a letter of intent and receive Additional Amounts that otherwise would not have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover any Additional Amounts pro-rata from the investment options based on your Account Values as of the date we act to recover the Additional Amounts.  If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your
Annuity.

MANAGING YOUR ANNUITY

The following  section is added under the section  entitled "Do you Offer Programs  Designed to Guarantee a 'Return of Premium' at a
Future Date?"

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We charge a fee of 0.25% of Account  Value per year to  participate  in the  Guaranteed  Return  Option.  The charge is  deducted to compensate  American  Skandia for: (a) the risk that your Account  Value on the maturity date of the program is less than the amount guaranteed;  and (b)  administration  of the program.  The charge is deducted in arrears on an annual basis on each  anniversary  of the Issue  Date of the  Annuity.  If you  choose to begin the  program  on a date  other  than the Issue  Date of the  Annuity or an anniversary of the Issue Date of the Annuity,  we will charge a pro-rata  portion of the annual charge for the remaining  portion of the Annuity Year. If the program  terminates before completion for any reason other than death or  medically-related  surrender,  we will assess a pro-rata  portion of the annual charge.  We will deduct the annual charge for  participating  in the program  pro-rata from the variable investment options.

DEATH BENEFITS
The Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greatest of:

|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations;
|X|      The  sum of all  Purchase  Payments  each  increasing  daily  at an  interest  rate  of 5% per  year  minus  the sum of all withdrawals  each  increasing  daily,  from the date of each  withdrawal,  at an interest  rate of 5% per year to the
               Owner's date of death, but not to exceed 200% of the difference  between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death.

         If death occurs when the decedent is age 85 or older:  The Death Benefit is the Surrender Value, where allowed by law.

The amount of the Death Benefit may be reduced by the amount of any remaining  Contingent  Deferred Sales Charge if the decedent was age 75 or older at the time of death.

GENERAL INFORMATION

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

The following paragraph replaces the second paragraph under the "Advertising" section:

Advertising:
Standard and  Non-standard  Total Returns will not reflect charges that apply to the Guaranteed  Return Option.  The additional cost associated with the optional benefit you elected will reduce your performance.

PERFORMANCE INFORMATION
Performance information in the Sub-accounts that are currently available is set forth in the Statement of Additional Information.

                                  Appendix D - Sale of Contracts Outside of the State of New York

------------------------------------------------------------------------------------------------------------------------------------
American  Skandia  previously  offered the Annuity to  residents  outside of the State of New York.  The Annuity is no longer  being offered  outside of New York.  However,  we  continue to accept  additional  Purchase  Payments.  Owners who  purchased  the Annuity outside of New York are subject to its terms as described in the Prospectus and as modified below.
------------------------------------------------------------------------------------------------------------------------------------

SUMMARY OF CONTRACT FEES AND CHARGES
The following chart is added to this section:

----------------------------------------------------------------------------------------------------------------------------------------
                                                           OPTIONAL BENEFITS
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED RETURN OPTION
We offer a program  that  guarantees a "return of premium" at a future  date,  while  allowing you to       0.25% of Account Value
allocate all or a portion of your Account Value to the  Sub-accounts of your choice.  Please refer to
the discussion of the Guaranteed Return Option for a description of restrictions under the program.        (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------

EXPENSE EXAMPLES
Expense  examples  are provided  for the basic  Annuity  contract and for the basic  Annuity  contract  assuming  that you elect the
Guaranteed  Return Option.  The charge for the  Guaranteed  Return Option is reflected as a charge equal to 0.25% and is deducted on an annual basis in arrears.

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected             If you elect GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
----------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            27       82      139      294      29      89       152     319
AST Janus Overseas Growth                  28       85      144      304      30      92       157     329
AST American Century International         28       86      146      308      31      94       159     333
Growth
AST DeAM International Equity              27       83      141      298      29      90       153     321
AST MFS Global Equity                      29       89      152      320      32      97       164     343
AST PBHG Small-Cap Growth                  27       82      140      297      29      90       153     321
AST DeAM Small-Cap Growth                  27       82      140      297      29      90       153     321
AST Federated Aggressive Growth            29       88      150      315      31      95       162     339
AST Goldman Sachs Small Cap Value          27       83      141      298      30      91       154     324
AST Gabelli Small-Cap Value                26       80      136      288      29      88       149     314
AST DeAM Small-Cap Value                   26       79      134      285      28      86       147     310
AST Janus Mid-Cap Growth                   29       88      149      314      31      95       161     338
AST Neuberger Berman Mid-Cap Growth        26       81      138      293      29      89       151     318
AST Neuberger Berman Mid-Cap Value         27       84      143      303      30      92       156     328
AST Alger All-Cap Growth                   27       83      142      300      30      91       155     325
AST Gabelli All-Cap Value                  27       83      142      300      30      91       155     325
AST T.Rowe Price Natural Resources         26       81      138      291      29      88       150     317
AST Alliance Growth                        27       82      139      294      29      89       151     318
AST MFS Growth                             26       81      138      291      29      88       150     317
AST Marsico Capital Growth                 26       79      135      287      28      87       148     311
AST JanCap Growth                          26       79      134      285      28      86       147     310
AST DeAM Large-Cap Growth                  25       77      132      280      28      85       144     304
AST DeAM Large-Cap Value                   25       77      132      280      28      85       144     304
AST Alliance/Bernstein Growth + Value      29       88      150      315      31      95       162     339
AST Sanford Bernstein Core Value           27       82      140      296      29      89       152     320
AST Cohen & Steers Realty                  27       84      143      301      30      91       155     325
AST Sanford Bernstein Managed Index 500    23       71      121      258      26      79       134     284
AST American Century Income & Growth       25       76      129      275      27      83       142     300
AST Alliance Growth and Income             25       76      129      275      27      83       142     300
AST MFS Growth with Income                 26       81      138      291      29      88       150     317
AST INVESCO Equity Income                  24       74      127      270      27      82       140     297
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected             If you elect GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
----------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST DeAM Global Allocation                 18       55      94       204      20      62       107     230
AST American Century Strategic Balanced    26       80      136      288      29      88       149     314
AST T. Rowe Price Asset Allocation         26       80      137      290      29      88       150     315
AST T. Rowe Price Global Bond              26       80      136      288      29      88       149     314
AST Federated High Yield                   25       76      130      276      27      83       142     300
AST Lord Abbett Bond-Debenture             26       80      137      290      29      88       150     315
AST DeAM Bond                              24       75      128      273      27      83       141     298
AST PIMCO Total Return Bond                23       71      122      260      26      79       134     285
AST PIMCO Limited Maturity Bond            23       72      123      263      26      80       136     288
AST Money Market                           21       65      111      238      24      73       124     265

MV Emerging Markets                        32       98      166      346      35      106      179     370

WFVT Equity Value                          25       77      132      280      28      85       145     306
WFVT Equity Income                         25       77      132      280      28      85       145     306

Rydex Nova                                 30       91      155      325      32      98       167     349
Rydex Ursa                                 30       91      155      325      32      98       167     349
Rydex OTC                                  34      104      176      366      37      112      189     390

INVESCO VIF Dynamics                       26       80      136      288      29      88       149     314
INVESCO VIF Technology                     26       79      135      287      28      87       148     312
INVESCO VIF Health Sciences                26       79      135      287      28      87       148     311
INVESCO VIF Financial Services             26       79      135      287      28      87       148     312
INVESCO VIF Telecommunications             26       80      137      290      29      88       149     314

Evergreen VA Global Leaders                25       77      132      280      28      85       145     306
Evergreen VA Special Equity                26       79      134      284      28      86       146     308
Evergreen VA Omega                         22       69      118      252      25      76       130     277

ProFund VP Europe 30                       34      104      176      366      37      112      189     390
ProFund VP Asia 30                         35      106      179      371      37      113      191     394
ProFund VP Japan                           35      106      179      371      37      113      191     394
ProFund VP Banks                           35      107      181      375      38      114      192     396
ProFund VP Basic Materials                 35      107      181      375      38      114      192     396
ProFund VP Biotechnology                   35      107      181      375      38      115      194     398
ProFund VP Consumer Cyclical               35      107      181      375      38      114      192     396
ProFund VP Consumer Non-Cyclical           35      107      181      375      38      114      192     396
ProFund VP Energy                          35      107      181      375      38      115      194     398
ProFund VP Financial                       35      107      181      375      38      115      194     398
ProFund VP Healthcare                      35      107      181      375      38      115      194     398
ProFund VP Industrial                      35      107      181      375      38      114      192     396
ProFund VP Internet                        35      107      181      375      38      114      192     396
ProFund VP Pharmaceuticals                 35      107      181      375      38      114      192     396
ProFund VP Precious Metals                 35      107      181      375      38      114      192     396
ProFund VP Real Estate                     35      107      181      375      38      115      194     398
ProFund VP Semiconductor                   35      107      181      375      38      114      192     396
ProFund VP Technology                      35      107      181      375      38      115      194     398
ProFund VP Telecommunications              35      107      181      375      38      115      194     398
ProFund VP Utilities                       35      107      181      375      38      115      194     398
ProFund VP Bull                            35      107      181      375      38      115      194     398
ProFund VP Bear                            34      104      176      366      37      112      189     390
ProFund VP Bull Plus                       35      106      179      371      37      113      191     394
ProFund VP OTC                             35      106      179      370      37      112      189     390
ProFund VP Short OTC                       35      106      179      371      37      113      191     395
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected             If you elect GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
----------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP UltraOTC                        35      106      179      371      37      113      191     395
ProFund VP Mid-Cap Value                   35      107      181      375      38      114      192     396
ProFund VP Mid-Cap Growth                  35      107      181      375      38      114      192     396
ProFund VP UltraMid-Cap                    35      107      181      375      38      115      193     397
ProFund VP Small-Cap Value                 35      107      181      375      38      115      193     397
ProFund VP Small-Cap Growth                35      107      181      375      38      115      193     397
ProFund VP UltraSmall-Cap                  35      107      181      375      38      115      194     398
ProFund VP U.S. Government Plus            32       98      167      349      35      106      179     372
ProFund VP Rising Rates Opportunity        35      106      179      371      37      113      191     395

First Trust(R)10 Uncommon Values            29       89      151      318      32      97       164     342

SP Jennison International Growth           32       97      164      343      34      104      176     366
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected             If you elect GRO
your   Annuity   at  the   end  of  the
applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
----------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            102     142      179      294     104      149      192     319
AST Janus Overseas Growth                  103     145      184      304     105      152      197     329
AST American Century International         103     146      186      308     106      154      199     333
Growth
AST DeAM International Equity              102     143      181      298     104      150      193     321
AST MFS Global Equity                      104     149      192      320     107      157      204     343
AST PBHG Small-Cap Growth                  102     142      180      297     104      150      193     321
AST DeAM Small-Cap Growth                  102     142      180      297     104      150      193     321
AST Federated Aggressive Growth            104     148      190      315     106      155      202     339
AST Goldman Sachs Small Cap Value          102     143      181      298     105      151      194     324
AST Gabelli Small-Cap Value                101     140      176      288     104      148      189     314
AST DeAM Small-Cap Value                   101     139      174      285     103      146      187     310
AST Janus Mid-Cap Growth                   104     148      189      314     106      155      201     338
AST Neuberger Berman Mid-Cap Growth        101     141      178      293     104      149      191     318
AST Neuberger Berman Mid-Cap Value         102     144      183      303     105      152      196     328
AST Alger All-Cap Growth                   102     143      182      300     105      151      195     325
AST Gabelli All-Cap Value                  102     143      182      300     105      151      195     325
AST T.Rowe Price Natural Resources         101     141      178      291     104      148      190     317
AST Alliance Growth                        102     142      179      294     104      149      191     318
AST MFS Growth                             101     141      178      291     104      148      190     317
AST Marsico Capital Growth                 101     139      175      287     103      147      188     311
AST JanCap Growth                          101     139      174      285     103      146      187     310
AST DeAM Large-Cap Growth                  100     137      172      280     103      145      184     304
AST DeAM Large-Cap Value                   100     137      172      280     103      145      184     304
AST Alliance/Bernstein Growth + Value      104     148      190      315     106      155      202     339
AST Sanford Bernstein Core Value           102     142      180      296     104      149      192     320
AST Cohen & Steers Realty                  102     144      183      301     105      151      195     325
AST Sanford Bernstein Managed Index 500    98      131      161      258     101      139      174     284
AST American Century Income & Growth       100     136      169      275     102      143      182     300
AST Alliance Growth and Income             100     136      169      275     102      143      182     300
AST MFS Growth with Income                 101     141      178      291     104      148      190     317
AST INVESCO Equity Income                  99      134      167      270     102      142      180     297
AST DeAM Global Allocation                 93      115      134      204      95      122      147     230
AST American Century Strategic Balanced    101     140      176      288     104      148      189     314
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected             If you elect GRO
your   Annuity   at  the   end  of  the
applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
----------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST T. Rowe Price Asset Allocation         101     140      177      290     104      148      190     315
AST T. Rowe Price Global Bond              101     140      176      288     104      148      189     314
AST Federated High Yield                   100     136      170      276     102      143      182     300
AST Lord Abbett Bond-Debenture             101     140      177      290     104      148      190     315
AST DeAM Bond                              99      135      168      273     102      143      181     298
AST PIMCO Total Return Bond                98      131      162      260     101      139      174     285
AST PIMCO Limited Maturity Bond            98      132      163      263     101      140      176     288
AST Money Market                           96      125      151      238      99      133      164     265

MV Emerging Markets                        107     158      206      346     110      166      219     370

WFVT Equity Value                          100     137      172      280     103      145      185     306
WFVT Equity Income                         100     137      172      280     103      145      185     306

Rydex Nova                                 105     151      195      325     107      158      207     349
Rydex Ursa                                 105     151      195      325     107      158      207     349
Rydex OTC                                  109     164      216      366     112      172      229     390

INVESCO VIF Dynamics                       101     140      176      288     104      148      189     314
INVESCO VIF Technology                     101     139      175      287     103      147      188     312
INVESCO VIF Health Sciences                101     139      175      287     103      147      188     311
INVESCO VIF Financial Services             101     139      175      287     103      147      188     312
INVESCO VIF Telecommunications             101     140      177      290     104      148      189     314

Evergreen VA Global Leaders                100     137      172      280     103      145      185     306
Evergreen VA Special Equity                101     139      174      284     103      146      186     308
Evergreen VA Omega                         97      129      158      252     100      136      170     277

ProFund VP Europe 30                       109     164      216      366     112      172      229     390
ProFund VP Asia 30                         110     166      219      371     112      173      231     394
ProFund VP Japan                           110     166      219      371     112      173      231     394
ProFund VP Banks                           110     167      221      375     113      174      232     396
ProFund VP Basic Materials                 110     167      221      375     113      174      232     396
ProFund VP Biotechnology                   110     167      221      375     113      175      234     398
ProFund VP Consumer Cyclical               110     167      221      375     113      174      232     396
ProFund VP Consumer Non-Cyclical           110     167      221      375     113      174      232     396
ProFund VP Energy                          110     167      221      375     113      175      234     398
ProFund VP Financial                       110     167      221      375     113      175      234     398
ProFund VP Healthcare                      110     167      221      375     113      175      234     398
ProFund VP Industrial                      110     167      221      375     113      174      232     396
ProFund VP Internet                        110     167      221      375     113      174      232     396
ProFund VP Pharmaceuticals                 110     167      221      375     113      174      232     396
ProFund VP Precious Metals                 110     167      221      375     113      174      232     396
ProFund VP Real Estate                     110     167      221      375     113      175      234     398
ProFund VP Semiconductor                   110     167      221      375     113      174      232     396
ProFund VP Technology                      110     167      221      375     113      175      234     398
ProFund VP Telecommunications              110     167      221      375     113      175      234     398
ProFund VP Utilities                       110     167      221      375     113      175      234     398
ProFund VP Bull                            110     167      221      375     113      175      234     398
ProFund VP Bear                            109     164      216      366     112      172      229     390
ProFund VP Bull Plus                       110     166      219      371     112      173      231     394
ProFund VP OTC                             110     166      219      370     112      172      229     390
ProFund VP Short OTC                       110     166      219      371     112      173      231     395
ProFund VP UltraOTC                        110     166      219      371     112      173      231     395
ProFund VP Mid-Cap Value                   110     167      221      375     113      174      232     396
ProFund VP Mid-Cap Growth                  110     167      221      375     113      174      232     396
ProFund VP UltraMid-Cap                    110     167      221      375     113      175      233     397
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected             If you elect GRO
your   Annuity   at  the   end  of  the
applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5          10       1       3        5        10
                                          Year    Years    Years     Years    Year    Years   Years    Years
----------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP Small-Cap Value                 110     167      221      375     113      175      233     397
ProFund VP Small-Cap Growth                110     167      221      375     113      175      233     397
ProFund VP UltraSmall-Cap                  110     167      221      375     113      175      234     398
ProFund VP U.S. Government Plus            107     158      207      349     110      166      219     372
ProFund VP Rising Rates Opportunity        110     166      219      371     112      173      231     395

First Trust(R)10 Uncommon Values            104     149      191      318     107      157      204     342

SP Jennison International Growth           107     157      204      343     109      164      216     366
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

FEES AND CHARGES
Contingent Deferred Sales Charge:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.5    7.0    6.0    5.0    4.0   3.0    2.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Exceptions to the Contingent Deferred Sales Charge
The following underlined sentence is added to this section:

We do not apply the CDSC  provision  on  Annuities  owned by:  (a) any parent  company,  affiliate  or  subsidiary  of ours;  (b) an
officer,  director,  employee,  retiree,  sales  representative,  or  in  the  case  of  an  affiliated  broker-dealer,   registered
representative  of such  company;  (c) a director,  officer or trustee of any  underlying  mutual fund;  (d) a director,  officer or employee of any investment manager,  sub-advisor,  transfer agent,  custodian,  auditing,  legal or administrative services provider that is providing investment management,  advisory, transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying  mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer  or  insurance  agency that has a then current  selling  agreement  with us and/or with  American  Skandia  Marketing,
Incorporated;  (f) a director,  officer,  employee or authorized  representative  of any firm  providing us or our  affiliates  with regular legal, actuarial, auditing,  underwriting,  claims,  administrative,  computer support, marketing, office or other services;
(g) the then  current  spouse of any such person noted in (b) through  (f),  above;  (h) the parents of any such person noted in (b)
through (g),  above;  (i) the child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b) through (h);
and (j) the siblings of any such persons noted in (b) through (h) above.

Optional  Benefits:  If you elect to purchase the Guaranteed Return Option, we will deduct the annual charge from your Account Value on the  anniversary  of your  Annuity's  Issue Date.  Under certain  circumstances,  we may deduct a pro-rata  portion of the annual charge for the  Guaranteed  Return  Option.  Please  refer to the  section  entitled  "Managing  Your  Account  Value - Do you offer programs  designed to guarantee a "return of premium" at a future date?" for a description of the charge for the  Guaranteed  Return
Option.

MANAGING YOUR ANNUITY
MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
1.       Depending on the state in which you purchased your Annuity, the free-look period may be ten (10) days, twenty-one (21)
     days or longer, measured from the time that you received your Annuity.

2.       The section of the provision regarding when notice of free-look is effective is deleted.

3.       The section regarding the amount to be refunded is as follows:
     If you  free-look  your Annuity,  we will refund your current  Account  Value minus any  Additional  Amounts we applied to your
     Annuity based on your Purchase Payments plus any tax charge deducted.  (see "Additional Amounts on Qualifying Purchase Payments
     (Breakpoints)").  This amount may be higher or lower than your  original  Purchase  Payment.  Certain  states  require  that we return your current Account Value or the amount of your initial Purchase Payment,  whichever is greater.  The same rule applies to an Annuity  that is  purchased  as an IRA. In those  states  where we are  required  to return the greater of your  Purchase
     Payment or Account Value, we will allocate your Account Value to the AST Money Market  Sub-account  during the free-look period and for a reasonable additional amount of time to allow for delivery of your Annuity.

THE FOLLOWING SECTION IS ADDED:
Additional Amounts on Qualifying Purchase Payments (formerly referred to as "Breakpoints")
Under certain  circumstances we may credit Additional  Amounts to your Annuity if you submit a large initial or subsequent  Purchase
Payment.  Each  Purchase  Payment must qualify  separately to receive any  Additional  Amounts.  As of the date of this  Prospectus, such Additional Amounts are currently being offered.  However,  we may modify,  suspend or terminate this program at any time at our sole discretion.  Any Additional Amounts are provided from our general account.

Additional  Amounts  are  payable  as a  percentage  of the  qualifying  Purchase  Payment  made to your  Annuity  according  to the breakpoints shown below:

                      --------------------------------------------- -------------------------
                                    Purchase Payment                   Additional Amount*
                      --------------------------------------------- -------------------------
                      --------------------------------------------- -------------------------
                      Between $1,000,000  and $4,999,999                     3.00%
                      --------------------------------------------- -------------------------
                      --------------------------------------------- -------------------------
                      $5,000,000 or greater                                  3.75%
                      --------------------------------------------- -------------------------
                          * as a percentage of the Purchase Payment.

Additional Amounts are not offered on Purchase Payments of less than $1 million.

How are Additional Amounts applied to my Account Value?
Any Additional  Amounts are allocated to your Account Value at the time the qualifying  Purchase  Payment is applied to your Account
Value.  Additional Amounts are allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Special Treatment of Additional Amounts
|X|      Any Additional  Amounts  applied to your Annuity can be recovered by American  Skandia.  If you elect to  "free-look"  your
     Annuity, the amount returned to you will not include any Additional Amounts.
|X|      We do not consider Additional Amounts to be "investment in the contract" for income tax purposes.
|X|      You may not withdraw any  Additional  Amounts under the Free  Withdrawal  provision  without  assessment of the  contingent deferred sales charge  (see "Can I make withdrawal from my Annuity without a CDSC?").

Additional Amounts applied to estimated Purchase Payments
Under certain  circumstances,  we may consider two or more separate Purchase Payments as if they had been submitted at the same time when  determining the percentage to apply based on the breakpoints  described  above. To make use of this procedure,  often referred to as a "letter of intent",  you must provide  evidence of your  intention to submit the  cumulative  additional  Purchase  Payments within a 13-month  period.  A letter of intent  must be  provided  to us prior to the Issue Date to be  effective.  Acceptance  of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial  Purchase  Payment that must be submitted to receive the next higher breakpoint.

Failure  to inform us that you  intend to submit two or more large  Purchase  Payments  within a 13-month  period may result in your
Annuity being credited no Additional Amounts or fewer Additional Amounts than would otherwise be credited to your Annuity.

If you submit a letter of intent and receive Additional Amounts that otherwise would not have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover any Additional Amounts pro-rata from the investment options based on your Account Values as of the date we act to recover the Additional Amounts.  If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your
Annuity.

MANAGING YOUR ACCOUNT VALUE

The Guaranteed  Return Option  described in Appendix C-1 is available to Annuity Owners.  Please refer to page C-11 through C-13 for a description of the Guaranteed Return Option program.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
The following paragraph is added to this section:

To the extent  permitted by law, we may increase  interest  rates offered to a class of Owners who choose to  participate in various services we make  available.  Any such  program is at our sole  discretion.  This may  include,  but is not  limited to,  Owners who elect to use dollar cost averaging from Fixed  Allocations  (see "Do You Offer Dollar Cost  Averaging?") or the balanced  investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?").

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The language  regarding  the 30 days prior to the Maturity  Date is deleted for the  language  regarding  renewals and for the rates being credited to Fixed Allocations.

ACCESS TO ACCOUNT VALUE

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
The following provision is added to this section:

4.   If the amount  requested  exceeds  Purchase  Payments  still  subject to a CDSC we  withdraw  the  remaining  amount from other surrender value due to Additional Amounts on Qualifying Purchase Payments.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The following paragraph replaces the paragraph under this section beginning " `Growth' equals":

"Growth"  equals the current  Account  Value less all Purchase  Payments  that have been  invested for less than the CDSC period and have not been  previously  withdrawn.  "Growth"  does not include any  additional  amounts we applied to your Annuity  based on your
Purchase Payments (see "Breakpoints").

THE FOLLOWING SECTION IS ADDED:
WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted  by law,  you may  request to  surrender  your  Annuity for its Account  Value  prior to the Annuity  Date  without application of any CDSC upon occurrence of a medically-related "Contingency Event".

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996, a "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For contracts  issued on or after May 1, 1996,  and where  allowed by law, the Annuitant  must have been named or any changes of the
Annuitant  must  have  been  accepted  by us,  prior  to the  "Contingency  Event"  described  above,  in  order  to  qualify  for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?
The following section is amended as follows:

You may choose an Annuity  Date,  an annuity  option and the  frequency of annuity  payments  when you purchase an Annuity,  or at a later date.  You may change your  choices up to 30 days before the Annuity  Date.  Any change to these  options  must be in writing.
The Annuity Date must be the first or the  fifteenth  day of a calendar  month.  A maximum  Annuity Date may be required by law. For
Annuities  issued in  Pennsylvania,  the Annuity Date may not exceed the first day of the calendar month  following the  Annuitant's
90th birthday.  Additionally for Annuities  issued in Pennsylvania,  if we do not receive an election In Writing the Annuity Date is the first day of the calendar month  following the Annuitant's  90th birthday and the Annuity  payments will commence under Option 2 below and will be fixed monthly payments with 10 years certain.

You may choose an Annuity  Date,  an annuity  option and the  frequency of annuity  payments  when you purchase an Annuity,  or at a later date.  You may change your  choices up to 30 days before the Annuity  Date.  Any change to these  options  must be in writing.
The Annuity Date must be the first or the  fifteenth day of a calendar  month.  The Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.

HOW ARE ANNUITY PAYMENTS CALCULATED?
The following sentence is deleted from the paragraph:

This 3% interest rate is 4% for Annuities issued prior to the date we implemented the change.

DEATH BENEFITS
The Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greatest of:

|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations;
|X|      The  sum of all  Purchase  Payments  each  increasing  daily  at an  interest  rate  of 5% per  year  minus  the sum of all withdrawals  each  increasing  daily,  from the date of each  withdrawal,  at an interest  rate of 5% per year to the
               Owner's date of death, but not to exceed 200% of the difference  between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death.

         If death occurs when the decedent is age 85 or older:  The Death Benefit is the Surrender Value, where allowed by law.

The amount of the Death Benefit may be reduced by the amount of any remaining  Contingent  Deferred Sales Charge if the decedent was age 75 or older at the time of death.

VALUING YOUR INVESTMENT

WHEN DO YOUR PROCESS AND VALUE TRANSACTIONS?
The following paragraph replaces the paragraph titled "Death Benefits" under this section:

Medically-related Surrenders & Death Benefits:  Medically-related surrender requests and death benefit claims require our review and evaluation before processing.  We price such transactions as of the date we receive at our Office all materials we require for such transaction and that are satisfactory to us.

GENERAL INFORMATION

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

The following paragraph replaces the second paragraph under the "Advertising" section:

Advertising:
Standard and  Non-standard  Total Returns will not reflect charges that apply to the Guaranteed  Return Option.  The additional cost associated with the optional benefit you elected will reduce your performance.

PERFORMANCE INFORMATION
Performance information in the Sub-accounts that are currently available is set forth in the Statement of Additional Information.

                                            American Skandia Life Assurance Corporation
                                                     Attention: Concierge Desk

                                                       For Written Requests:

                                                            P.O. Box 883
                                                     Shelton, Connecticut 06484

                                                      For Electronic Requests:

                                                 customerservice@americanskandia.com

                                                       For Requests by Phone:

                                                           1-800-752-6342

-------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASAP-PROS (05/2002).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

ASAP

                                                              PART II

                                               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15.  Indemnification  of Directors and Officers:  Under Section 33-320a of the  Connecticut  General  Statutes,  the Registrant
must indemnify a director or officer  against  judgments,  fines,  penalties,  amounts paid in settlement  and  reasonable  expenses including  attorneys'  fees,  for actions  brought or threatened to be brought  against him in his capacity as a director or officer when certain  disinterested  parties determine that he acted in good faith and in a manner he reasonably  believed to be in the best interests of the Registrant.  In any criminal  action or proceeding,  it also must be determined that the director or officer had no reason to believe his conduct was  unlawful.  The director or officer must also be  indemnified  when he is successful on the merits in the  defense of a  proceeding  or in  circumstances  where a court  determines  that he is fairly and  reasonable  entitled to be indemnified,  and the court approves the amount.  In shareholder  derivative suits, the director or officer must be finally adjudged not to have  breached  this duty to the  Registrant  or a court must  determine  that he is fairly  and  reasonably  entitled  to be indemnified  and must approve the amount.  In a claim based upon the  director's or officer's  purchase or sale of the  Registrants'
securities,  the director or officer may obtain  indemnification  only if a court determines that, in view of all the circumstances, he is fairly and  reasonably  entitled  to be  indemnified  and then for such amount as the court  shall  determine.  The By-Laws of
American  Skandia  Life  Assurance  Corporation  ("ASLAC")  also provide  directors  and  officers  with rights of  indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American Skandia Marketing,  Incorporated,  ("ASM,  Inc."), can also be indemnified  pursuant to
Indemnity  Agreements  between each director and officer and American Skandia,  Inc., a corporation  organized under the laws of the state of Delaware.  The  provisions of the  Indemnity  Agreement  are governed by Section 45 of the General  Corporation  Law of the
State of Delaware.

The directors and officers of ASLAC and ASM, Inc. are covered under a directors and officers  liability  insurance  policy issued by an unaffiliated  insurance  company and an insurance policy issued to Skandia  Insurance  Company Ltd., their ultimate parent.  Such policy will reimburse ASLAC or ASM, Inc., as applicable,  for any payments that it shall make to directors and officers  pursuant to law and, subject to certain  exclusions  contained in the policy,  will pay any other costs,  charges and expenses,  settlements and judgments  arising from any proceeding  involving any director or officer of ASLAC or ASM,  Inc., as applicable,  in his or her past or present capacity as such.

Item 16.  Exhibits:

         Exhibits                                                                                              Page
         --------                                                                                              ----

1        Underwriting  agreement  Incorporated  by  reference to  Post-Effective  Amendment  No. 1 to  Registration
         Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession                 Not applicable

3        Articles of incorporation and by-laws Incorporated by reference to
         Post-Effective Amendment No. 6 to Registration Statement No. 33-87010,
         filed via EDGAR March 2, 1998.

4        Instruments  defining the rights of security holders,  including  indentures  Incorporated by reference to
         Post-effective Amendment No. 13 to Registration Statement No. 33-44436, filed via EDGAR April 29, 1997.

5        Opinion re legality                                                              (included as Exhibit 23b)

6 - 9                                                                                                Not applicable

10       Material contracts (Investment Management Agreement)

         (a)      Agreement with Alliance Capital Management L.P. filed via EDGAR with Registration Statement No.
                  333-53596

         (b)      Agreement with Blackrock Financial Management, Inc. filed via EDGAR with Registration Statement
                  No. 333-53596

11 - 22                                                                                              Not applicable

23a      Consent of Ernst & Young LLP                                                                FILED HEREWITH

23b      Opinion & Consent of Counsel                                                                FILED HEREWITH

24       Power of Attorney

         a)       Directors,  Lincoln R. Collins and Thomas M.  Mazzaferro,  incorporated by reference to  Post-Effective  Amendment No. 1 to
                  Registration Statement No. 333-53596, filed via EDGAR January 18, 2001.
         b)       President and Chief  Executive  Officer,  Wade A. Dokken,  incorporated by reference to  Post-Effective  Amendment No. 6 to
                  Registration Statement No. 333-38119, filed via EDGAR July 25, 2001.
         c)       Director  Robert G. Whitcher  incorporated  by reference to  Pre-Effective  Amendment No. 1 to  Registration  Statement No.
                  333-68714, filed via EDGAR November 9, 2001.

25 - 28                                                                                              Not applicable
------------------------------------------------------------------------------------------------------------------------------------

An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1)      To file,  during  any  period in which  offers or sales are being  made,  post-effective  amendments  to this  registration statement:

         (i)  To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events  arising after the effective date of the  registration  statement (or the most recent  post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed  in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining  any liability under the Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration  statement relating the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from  registration by means of a  post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

(4)      The undersigned  Registrant  hereby  undertakes that, for purposes of determining any liability under the Securities Act of
1933, each filing of the  Registrant's  annual report  pursuant to section 13(a) or section 15(d) of the Securities  Exchange Act of
1934 (and,  where  applicable,  each filing of an employee  benefit plan's annual report pursuant to section 15(d) of the Securities
Exchange Act of 1934) that is  incorporated  by reference in the  registration  statement  shall be deemed to be a new  registration statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 may be permitted  to  directors, officers and  controlling  persons of the Registrant  pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the Securities and Exchange  Commission  such  indemnification  is against public policy as expressed in the Act and is, therefore,  unenforceable.  In the event that a claim for  indemnification  against such liabilities  (other than the payment by the Registrant of expenses  incurred or paid by a director,  officer or  controlling  person of the Registrant in the successful  defense of any action,  suit or proceeding) is asserted by such  director,  officer or controlling  person in connection with the  securities  being  registered,  the Registrant  will,  unless in the opinion of its counsel the matter has been settled by controlling  precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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LEGAL EXPERTS:  The Counsel of American  Skandia Life Assurance  Corporation has passed on the legal matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

                                                              Exhibits

                  Exhibit 23a       Consent of Ernst & Young LLP                        FILED HEREWITH

                  Exhibit 23b       Opinion & Consent of Counsel                        FILED HEREWITH

                                                              SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933, the Registrant  certifies that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this  registration  statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the 26th day of April, 2002.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                              Registrant

By: /s/ Kathleen A. Chapman                                                               Attest:/s/ Scott K. Richardson
Kathleen A. Chapman, Corporate Secretary                                                             Scott K. Richardson

Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement  has been signed below by the  following persons in the capacities and on the date indicated.

              Signature                                     Title                              Date
              ---------                                     -----                              ----
                                                (Principal Executive Officer)

          Wade A. Dokken**                  President and Chief Executive Officer         April 26, 2002
          ----------------
           Wade A. Dokken

                                     (Principal Financial Officer and Principal Accounting Officer)

       /s/ Carl A. Cavalier                 Vice President, Corporate Treasurer           April 26, 2002
          Carl A. Cavaliere                        and Business Controller

      /s/ Thomas M. Mazzaferro                  Executive Vice President,                 April 26, 2002
        Thomas M. Mazzaferro                       Chief Financial Officer

                                                          (Board of Directors)

      Lincoln R. Collins*                          Thomas M. Mazzaferro*               Robert G. Whitcher***
      -------------------                          --------------------                ---------------------
      Lincoln R. Collins                            Thomas M. Mazzaferro                Robert G. Whitcher

                                    *By:  /s/ Kathleen A. Chapman
                                          -----------------------------
                                            Kathleen A. Chapman

     *Pursuant to Powers of Attorney previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-53596.
          **Pursuant to Power of Attorney filed with Post-Effective Amendment No. 6 to Registration Statement No. 333-38119.
          ***Pursuant to Power of Attorney filed with Pre-Effective Amendment No. 1 to Registration Statement No. 333-68714.